UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ⌧
Filed by a Party other than the Registrant ◻
Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

AGILE THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
⌧ No fee required.
◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 29, 2022

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Agile Therapeutics, Inc. (the “Annual Meeting”), which, in light of the ongoing COVID-19 pandemic and related public health concerns, will be held virtually via the Internet at www.virtualshareholdermeeting.com/AGRX2022 on Thursday, June 9, 2022 at 9:00 a.m. eastern time.

Pursuant to U.S. Securities and Exchange Commission rules that allow issuers to furnish proxy materials to stockholders over the Internet, we are posting our proxy materials on the Internet and delivering to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access or request a copy of our Proxy Statement and our Annual Report to Stockholders. This process reduces the environmental impact and costs associated with printing and distributing our proxy materials.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet prior to the Annual Meeting or virtually at the Annual Meeting, by telephone, or, if you requested printed copies of our proxy materials, by completing, dating and returning a proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Please review the instructions on the Notice of Internet Availability or the proxy card regarding each of these voting options.

Thank you for your ongoing support of Agile.

Very truly yours,

Al Altomari
Chairman and Chief Executive Officer

AGILE THERAPEUTICS, INC.

500 College Road East

Princeton, New Jersey 08540

NOTICE OF

2022 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, June 9, 2022 at 9:00 a.m. eastern time.
Place:	We will hold the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/AGRX2022
Items of Business:	(1)

Elect three directors named in the proxy statement accompanying this notice to serve as Class II directors until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified.

	(2)	Conduct a non-binding advisory vote on the 2021 compensation of our named executive officers.
	(3)	Approve an amendment to Agile Therapeutics, Inc.'s Amended and Restated 2014 Incentive Compensation Plan
	(4)	Ratify the appointment of Ernst & Young LLP as Agile Therapeutics, Inc.’s independent registered public accounting firm for the year ending December 31, 2022.
	(5)	Transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
These items of business are more fully described in the proxy statement accompanying this notice.
Adjournments and Postponements:

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on April 14, 2022.
List of Stockholders:

A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for 10 days prior to the Annual Meeting at our principal executive offices at 500 College Road East, Princeton, New Jersey 08540. This stockholder list will also be available for review online during the Annual Meeting.

Voting:

Your vote is very important. Whether or not you plan to attend the virtual Annual Meeting, we encourage you to read the proxy statement and vote promptly. For specific instructions on how to vote your shares, please refer to the section herein entitled “Questions and Answers About Procedural Matters.”

By order of the board of directors,

Al Altomari
Chairman and Chief Executive Officer

This notice of annual meeting, proxy statement and accompanying form of proxy card are being made available on or about April 29, 2022

SUMMARY INFORMATION

To assist you in reviewing the proposals to be acted upon at the Annual Meeting, below is a summary of each proposal and a high-level overview of our corporate governance structure. The information below is only a summary. For more information, please review the complete proxy statement and our 2021 Annual Report in full.

PROXY SUMMARY

Summary of Stockholder Voting Matters

		For More		Board of Directors
Proposals		Information		Recommendation
1:	Election of Class II Directors for Three Year Term Expiring in 2025	Page 10	√	FOR Each Nominee

2:	Conduct a Non-binding Advisory Vote on the 2021 Compensation of our Named Executive Officers	Page 37	√	FOR

3:	Approve an amendment to Agile Therapeutics, Inc.'s Amended and Restated 2014 Incentive Compensation Plan	Page 39	√	FOR

4:	Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2022	Page 49	√	FOR

Our Director Nominees

You are being asked to vote on the election of Sandra Carson, M.D., FACOG, Seth H.Z. Fischer, and Josephine Torrente as Class II directors, each to serve for a three-year term, expiring at our 2025 Annual Meeting of Stockholders. The number of members of our board is currently set at eight and the board is divided into three classes, each of which has a three-year term. Each of Class I and Class II consist of three directors, and Class III consists of two directors.

The term of office of our Class II directors expires at the Annual Meeting. We are nominating Sandra Carson, M.D., FACOG, Seth H.Z. Fischer, and Josephine Torrente for election at the Annual Meeting to serve until the 2025 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. The three nominees receiving the most FOR votes will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Sandra Carson, M.D., FACOG, Seth H.Z. Fischer, and Josephine Torrente. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

					Committee				Other Current
		Director			Memberships				Public Company
Name	Age	Since	Occupation	Independent	AC	CC	NG	ST	Boards
Sandra Carson, M.D., FACOG	68	2020	Professor of Obstetrics, Gynecology and Reproductive Sciences, and Director, Reproductive Endocrinology and Infertility at Yale University	Yes			M	M	None
Seth H.Z. Fischer	66	2016	Chief Executive Officer of Vivus, Inc. (ret.)	Yes	M	C			Marinus Pharmaceuticals, Inc., Spectrum Pharmaceuticals, Inc., and Esperion Therapeutics, Inc.
Josephine Torrente	56	2021	Director, Hyman, Phelps & McNamara PC	Yes			M	M	None

AC = Audit Committee     CC = Compensation Committee     NG = Nominating and Corporate Governance Committee

ST = Science and Technology Committee     C = Chair     M = Member

Corporate Governance Summary Facts

The following table summarizes our current board structure and key elements of our corporate governance framework:

Governance Item
Size of Board	8
Number of Independent Directors	7
Chairman of the Board	Al Altomari
Lead Independent Director	Seth H.Z. Fischer
All non-employee directors and board committee members are independent	Yes
Board and Committee Self-Evaluations	Annual
Review of Independence of Board and Committees	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Board oversees succession planning for the CEO	Yes
Board and its Committees may retain their own independent advisors at our expense	Yes
Directors have access to all levels of management and are provided with opportunities to meet with members of management on a regular basis	Yes
Corporate Governance Guidelines	Yes

AGILE THERAPEUTICS, INC.

500 College Road East

Princeton, New Jersey 08540

PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the 2022 Annual Meeting of Stockholders, or Annual Meeting, to be held at virtually via the Internet at www.virtualshareholdermeeting.com/AGRX2022 at 9:00 a.m. eastern time on Thursday, June 9, 2022, and any postponements or adjournments thereof.

We are providing access to our proxy materials over the Internet. On April 29, 2022, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to stockholders, unless they requested a printed copy of our proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials and how to vote. If you would like to receive a paper or e-mail copy of our proxy materials, please follow the instructions in the Notice of Internet Availability. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

We will hold the Annual Meeting in a virtual format, via the Internet, with no physical in-person meeting. Our stockholders will be able to attend, vote, and submit questions at the Annual Meeting by visiting www.virtualshareholdermeeting.com/AGRX2022. Further information about how to attend the Annual Meeting online, vote your shares online during the meeting and submit questions during the meeting is included in this proxy statement.

As used in this proxy statement, the terms “Agile,” “we,” “us,” and “our” mean Agile Therapeutics, Inc. unless the context indicates otherwise.

On April 21, 2022, our board of directors approved a 40 for 1 reverse stock split of our common stock (the “Reverse Stock Split”). On April 26, 2022, we filed an amendment to the Company’s amended and restated certificate of incorporation effecting the Reverse Stock Split. All share and per share amounts of common stock in this proxy statement have been restated for all periods to give retroactive effect to the Reverse Stock Split.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:            Why am I receiving these proxy materials?

A:          Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held virtually on Thursday, June 9, 2022 at 9:00 a.m. eastern time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein.

Q:            What is the Notice of Internet Availability?

A:

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to all stockholders entitled to vote at the Annual Meeting, we are furnishing the proxy materials to our stockholders over the Internet. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability will instruct you as to how you may access and review the proxy materials and submit your vote via the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice of Internet Availability.

We expect to mail the Notice of Internet Availability to all stockholders entitled to vote at the Annual Meeting on or about April 29, 2022. On the date of mailing of the Notice of Internet Availability, all stockholders and beneficial owners will have the ability to access all of our proxy materials on a website referred to in the Notice of Internet Availability. These proxy materials will be available free of charge.

Q:            What is included in the proxy materials?

A:          The proxy materials include:

●	This proxy statement for the Annual Meeting; and
●	Our 2021 Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for the year ended December 31, 2021; and
●	If you request printed versions of these materials be sent to you by mail, these materials will also include a proxy card or voting instruction form for the Annual Meeting.

Q:            How can I get electronic access to the proxy materials?

A:          The Notice of Internet Availability of Proxy Materials provides you with instructions regarding how to view the proxy materials for the Annual Meeting on the Internet and how to instruct the Company to send future proxy materials, including the Notice of Internet Availability of Proxy Materials, to you electronically by e-mail. The Company’s proxy materials are also available on the Company’s website at www.agiletherapeutics.com. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

Q:            What information is contained in this proxy statement?

A:          The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:            Where is the Annual Meeting?

A:          We will hold the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/AGRX2022.

Q:            Can I attend the Annual Meeting?

A:          This year's Annual Meeting will take place virtually through the Internet. There will not be a physical meeting location and you will not be able to attend the Annual Meeting in person. We have designed the format of this year's virtual Annual Meeting to ensure that our stockholders who attend the Annual Meeting online will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online, vote your shares online during the Annual Meeting and submit questions online during the Annual Meeting by visiting www.virtualshareholdermeeting.com/AGRX2022. You are entitled to attend and participate in the Annual Meeting only if you were a stockholder of record as of the close of business on April 14, 2022, or the Record Date. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/AGRX2022, you must enter the 16-digit control number found on your proxy card or other proxy materials. If you do not have a control number, please contact the brokerage firm, bank, dealer, or other similar organization that holds your account as soon as possible so that you can be provided with a control number. The use of recording or photographic equipment is not permitted at the Annual Meeting. The Annual Meeting will begin promptly at 9:00 a.m. eastern time. We encourage you to access the Annual Meeting before it begins. Online check-in will start shortly before the meeting on June 9, 2022. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page.

Stock Ownership

Q:            What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:          Stockholders of record—If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., you are considered, with respect to those shares, the “stockholder of record,” and the Notice of Internet Availability, or if requested, these proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote online during the Annual Meeting. If you requested a paper copy of the proxy materials, we have enclosed a proxy card for you to use.

Beneficial owners—Many Agile stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name,” and the Notice of Internet Availability, or if requested, these proxy materials, are being forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. If you requested printed proxy materials, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee regarding how to vote your shares.

Quorum and Voting

Q:            How many shares must be present or represented to conduct business at the Annual Meeting?

A:          A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and the Delaware General Corporation Law, or the DGCL. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum at the meeting.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted, referred to as stockholder withholding with respect to a particular matter.

Under the DGCL, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposals		Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
1:	Election of Class II Directors for Three Year Term Expiring in 2025	Plurality of votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
2:	Conduct a Non-Binding Advisory Vote on the 2021 Compensation of our Named Executive Officers	Majority of shares present in person or represented by proxy	Abstentions will have the effect of negative votes; broker non votes will have no effect on the outcome of the proposal	No
3:	Approve an amendment to Agile Therapeutics, Inc.'s Amended and Restated 2014 Incentive Compensation Plan	Majority of the shares cast on the proposal in person or represented by proxy	Abstentions will have the effect of negative votes; broker non votes will have no effect on the outcome of the proposal	No
4:	Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2022	Majority of shares present in person or represented by proxy	Abstentions will have the effect of negative votes; broker non-votes will have no effect on the outcome of the proposal	Yes

Q:            Who is entitled to vote at the Annual Meeting?

A:           Holders of record of our common stock at the close of business on the Record Date are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 3,668,547 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Agile will be entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:            How can I vote my shares at the Annual Meeting?

A:          Shares held in your name as the stockholder of record may be voted online at the virtual Annual Meeting. You may cast your vote electronically during the Annual Meeting using the 16-digit control number found on your Notice of Internet Availability, proxy card or voting information form and following the instructions at www.virtualshareholdermeeting.com/AGRX2022. Even if you plan to attend the Annual Meeting, we recommend that you vote before the Annual Meeting, so that your vote will be counted if you later decide not to virtually attend the Annual Meeting.

Q:            How do I submit a question at the Annual Meeting?

A:          If you wish to submit a question, on the day of the Annual Meeting, beginning at 8:50 a.m., you may log into the virtual meeting platform at www.virtualshareholdermeeting.com/AGRX2022, type your question into the “Ask a question” field, and click “Submit.” Our virtual meeting will be governed by our Rules of Conduct and

Procedures, which will be posted at www.virtualshareholdermeeting.com/AGRX2022 during the Annual Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized.

Q:            How can I vote my shares without attending the Annual Meeting?

A:          Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting, as summarized below.

Internet—Stockholders of record with Internet access may submit proxies by following the “Vote by Internet” instructions on the Notice of Internet Availability until 11:59 p.m., eastern time, on June 8, 2022 or by following the instructions at www.proxyvote.com. Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified in the voting instructions provided by their brokers, trustees or nominees. A large number of banks and brokerage firms are participating in the Broadridge Financial Solutions, Inc. (“Broadridge”) online program. This program provides eligible stockholders the opportunity to vote over the Internet or by telephone. Voting forms will provide instructions for stockholders whose bank or brokerage firm is participating in the Broadridge program.

Telephone—Depending on how your shares are held, you may be able to vote by telephone. If this option is available to you, you will have received information with the Notice of Internet Availability explaining this procedure.

Mail—If you are a record holder (i.e. you own your shares directly and not through a broker), you may request a proxy card from us on which you can indicate your vote by completing, signing and dating the card where indicated and by returning it in the prepaid envelope that will be included with the proxy card. If you hold your shares in street name, the voting instructions provided by your broker, trustee or nominee will indicate how you may vote by mail.

Q:            What proposals will be voted on at the Annual Meeting?

A:          At the Annual Meeting, stockholders will be asked to vote:

1)	To elect the three directors identified in this proxy statement to serve as Class II directors until the 2025 Annual Meeting of stockholders and until their successors are duly elected and qualified;
2)	To conduct a non-binding advisory vote on the 2021 compensation of our named executive officers;
3)	To approve an amendment to Agile Therapeutics, Inc.'s Amended and Restated 2014 Incentive Compensation Plan.
4)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022; and
5)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:            What is the voting requirement to approve each of the proposals?

A:          Proposal One—The election of a director requires a plurality vote of the shares of common stock voted at the Annual Meeting. “Plurality” means that the three individuals who receive the largest number of votes cast “for” will be elected as directors. As a result, any shares not voted “for” the nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in the nominee’s favor.

Proposal Two —The non-binding advisory vote on the 2021 compensation of our named executive officers is not binding on, nor does it overrule, any decisions of the Company, the board or the compensation committee. We value the input of our stockholders, and in the event that Proposal 2 is not approved by a majority of shares present in person or represented by proxy and entitled to vote thereon, the board and the compensation committee will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

Proposal Three - The affirmative vote of a majority of votes cast on this proposal is required to approve the amendment to Agile Therapeutics, Inc.'s Amended and Restated 2014 Incentive Compensation Plan. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.

Proposal Four—The affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote thereon is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.

Q:           How does the board of directors recommend that I vote?

A:          Our board of directors unanimously recommends that you vote your shares:

●	“FOR” the the election of the nominees as directors listed in Proposal One;
●	“FOR” the non-binding advisory vote on the 2021 compensation of our named executive officers in Proposal Two;
●	“FOR” the approval of the amendment to Agile Therapeutics, Inc.'s Amended and Restated 2014 Incentive Compensation Plan in Proposal Three; and
●	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 in Proposal Four.

Q:            What happens if I do not give specific voting instructions?

A:          Stockholder of record—If you are a stockholder of record and you:

● Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

● Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders will vote your shares in the manner recommended by our board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners—If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:            How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:          Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter—the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Your broker will not have discretion to vote on the election of directors or the non-binding advisory vote on the 2021 compensation of our named executive officers. Please also see the voting summary table on page 4.

Please note that brokers may not vote your shares on the (i) election of directors, (ii) non-binding advisory vote on the 2021 compensation of our named executive officers, or (iii) approval of the amendment to Agile Therapeutics, Inc.'s Amended and Restated 2014 Incentive Compensation Plan in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:            What happens if additional matters are presented at the Annual Meeting?

A:          If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the proxy holders will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:            Can I change or revoke my vote?

A:          Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting virtually and voting online as instructed above during the meeting (although attendance at the virtual Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote, but no later than 11:59 p.m., eastern time, on June 8, 2022.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee; (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting virtually and voting online during the meeting; or (3) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:            Who will bear the cost of soliciting votes for the Annual Meeting?

A:          We will bear all expenses of this solicitation. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Agile may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We have engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and information support, for a services fee and the reimbursement of customary disbursements, which are not expected to exceed $15,000 in total. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Q:            Is my vote confidential?

A:          Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Agile or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:            Where can I find the voting results of the Annual Meeting?

A:          We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:            What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:          You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials—Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2023 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than December 24, 2022 and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Requirements for stockholder proposals to be brought before an annual meeting—In addition, our amended and restated bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or by any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our amended and restated bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined in our amended and restated bylaws as that date which is not less than 120 days nor more than 150 days prior to the one-year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2023 annual meeting of stockholders is between January 10, 2023 and February 9, 2023.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates—You may recommend candidates to our board of directors for consideration by our nominating and governance committee by following the procedures set forth below in “Corporate Governance—Stockholder Communications with the Board of Directors.”

Q:            How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:          A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. In addition, this and other information about our company may be obtained at the website maintained by the SEC that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. All notices of proposals by stockholders, whether or not included in Agile’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials

Q:            How may I obtain a separate copy of the Notice of Internet Availability?

A:          If you share an address with another stockholder, each stockholder may not receive a separate copy of the Notice of Internet Availability because some brokers and other nominee record holders may be participating in the practice of “householding,” which reduces duplicate mailings and saves printing and postage costs. If your Notice of Internet Availability is being householded and you would like to receive separate copies, or if you are receiving multiple copies and would like to receive a single copy, please contact our Investor Relations Department at (609) 683-1880 or write to us at 500 College Road East, Princeton, NJ 08540, Attention: Investor Relations.

Q:            Can I access Agile’s Proxy Materials and Annual Report on Form 10-K over the Internet?

A:

Yes. All stockholders and beneficial owners will have the ability to access our proxy materials, free of charge, at www.proxyvote.com with their control number referred to in the Notice of Internet Availability. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 is also available on the Internet as indicated in the Notice of Internet Availability.

Q:            What is the mailing address for Agile’s principal executive offices?

A:          Our principal executive offices are located at 500 College Road East, Princeton, NJ 08540. The telephone number at that location is (609) 683-1880.

Any written requests for additional information, copies of the proxy materials and 2021 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2022.

The proxy statement and annual report to stockholders are available at www.proxyvote.com.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of eight members who are divided into three classes with staggered three-year terms. A director serves in office until his or her respective successor is duly elected and qualified or until his or her earlier death or resignation. This classification of the board of directors into three classes with staggered three-year terms may have the effect of delaying or preventing changes in our control or management. The terms of office of our Class II directors, Sandra Carson, M.D., FACOG, Seth H.Z. Fischer, and Josephine Torrente, will expire at this year’s Annual Meeting. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees

Three Class II directors have been nominated for election at the Annual Meeting for a three-year term expiring in 2025. Upon the recommendation of our nominating and governance committee, our board of directors has nominated Sandra Carson, M.D., FACOG, Seth H.Z. Fischer, and Josephine Torrente for election as Class II directors. The term of office of each nominee elected as a director will continue until such director’s term expires in 2025, and until such director’s successor has been duly elected and qualified.

Information Regarding the Nominees and Other Directors

Nominees for Class II Directors for a Term Expiring in 2025

The following information about each of the nominees is presented as of April 29, 2022, including the nominee’s age, business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that the nominee should serve as one of our directors.

Name	Age	Principal Occupation and Business Experience
Sandra Carson, M.D., FACOG	68

Dr. Carson has served as a member of our board of directors since June 2020. Dr. Carson is a Professor of Obstetrics, Gynecology and Reproductive Sciences and Director, Reproductive Endocrinology and Infertility at Yale University. Most recently, she served as the Emeritus Vice President for Education at the American College of Obstetricians & Gynecologists (ACOG) from August 2018 to February 2019 and Vice President for Education from March 2013 to August 2018. Prior to joining ACOG she served as Professor and Director of the Division of Reproductive Endocrinology and Infertility at Brown University from January 2007 to February 2013. She had previously directed the Assisted Reproductive Technology programs at the University of Tennessee (1986-1998) and the Baylor College of Medicine from October 1998 to June 2007. Dr. Carson is one of the foremost leaders in the field of reproductive endocrinology and infertility and she has published over 150 papers, received numerous competitive grants and had a major impact on the field. She has held multiple national leadership positions including President of the American Society for Reproductive Medicine (ASRM), Member of the council of the National Institutes of Child Health and Human Development, Head of the Reproductive Endocrinology and Infertility Division of the American Board of Obstetrics and Gynecology (ABOG), Director and Vice President of the ABOG board and Vice President of ACOG. Dr. Carson served on the U. S. Food and Drug Administration’s Fertility and Maternal Health Drugs Advisory Committee from July 1992 to July 1996 and then from 2007 to 2009. Dr. Carson is a board-certified OB/GYN. She received her Doctor of Medicine degree and completed her residency fellowship training at Northwestern University Medical School and fellowship training at Michael Reese Hospital Medical Center, University of Chicago. We believe Dr. Carson’s qualifications to sit on our Board of Directors include her extensive medical and clinical experience in the area of Obstetrics, Gynecology and Reproductive Sciences and her significant educational background.

Seth H.Z. Fischer	66

Mr. Fischer has served as a member of our board of directors since July 2016, and as our Lead Independent Director since June 2020. Mr. Fischer currently serves as a member of the Board of Directors of Marinus Pharmaceuticals, Inc., Spectrum Pharmaceuticals, Inc., and Esperion Therapeutics, Inc. and is also an advisor to MedHab, LLC. Previously, from 2013-2017, Mr. Fischer served as the Chief Executive Officer and as a Director of Vivus, Inc., a publicly traded biopharmaceutical company commercializing and developing innovative, next-generation therapies to address unmet needs. He has served in positions of increasing responsibility with Johnson & Johnson from 1983 until his retirement in 2012. Most recently, Mr. Fischer served as Company Group Chairman, Johnson & Johnson and Worldwide Franchise Chairman, Cordis Corporation from 2008 to 2012, and as Company Group Chairman, North America Pharmaceuticals from 2004 to 2007, which included responsibilities for Ortho-McNeil Pharmaceuticals, Janssen and Scios. Prior to that, Mr. Fischer served as President of Ortho-McNeil Pharmaceuticals from 2000 to 2004. His operating responsibilities encompassed the commercialization of products in multiple therapeutic categories including Topamax® for epilepsy and migraine and products in the analgesic, anti-infective, cardiovascular, neurologic, psychiatric and women's health areas, including ORTHO EVRA®, one of the most successful contraceptive launches in the U.S and the first ever contraceptive patch. He earned a Bachelor of General Studies from Ohio University and served as a captain in the U.S. Air Force. We believe Mr. Fischer’s qualifications to sit on our Board of Directors include his extensive pharmaceutical industry leadership and operations experience.

Name	Age	Principal Occupation and Business Experience
Josephine Torrente	56

Ms. Torrente has served as a member of our board of directors since October 2021. Ms. Torrente has more than 30 years of experience in the pharmaceutical industry, and is currently a Director at Hyman, Phelps & McNamara PC, a law firm focused on advising clients on FDA matters, where she has practiced since 1998. In addition to her time at Hyman, Phelps & McNamara, Ms. Torrente has worked at Sprout Pharmaceuticals as Executive Vice President, Corporate and Regulatory Affairs, and Wyeth-Ayerst Research, where she managed U.S. regulatory affairs and conducted discovery research. Ms. Torrente received her B.S. with honors from Case Western Reserve University, her M.S. from the University of Alabama at Birmingham, and her J.D. summa cum laude from Temple University School of Law. We believe Ms. Torrente’s qualifications to sit on our Board of Directors include her extensive pharmaceutical experience advising Companies on FDA regulatory and drug development matters and her significant educational background.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS II
NOMINEES NAMED ABOVE.

The following contains certain information about those directors whose terms do not expire at the Annual Meeting, including their business experience, public company director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee and our board of directors to determine that the directors should serve on our board. The age of each director as of April 29, 2022 is also set forth below.

Incumbent Class III Directors Whose Terms Expire in 2023

Name	Age	Principal Occupation and Business Experience
Sharon Barbari	68

Ms. Barbari has served as a member of our board of directors since June 2020. Ms. Barbari has over 40 years of pharmaceutical and biotechnology experience. From 2004 to 2017, she was Chief Financial Officer at Cytokinetics. From 2002 to 2004, she was employed as Chief Financial Officer and Senior Vice President of Finance and Administration at InterMune. Ms. Barbari spent four years from 1998 to 2002 in senior financial roles at Gilead Sciences, including Chief Financial Officer. In this capacity, she led the finance, accounting, and information technology functions during a period of significant growth for Gilead. Ms. Barbari was also employed as Vice President of Strategic Planning at Foote, Cone & Belding Healthcare. She began her career at Syntex Corporation/Roche Pharmaceuticals, where she held various roles of increasing responsibility from 1972 to 1996. Ms. Barbari currently serves as a board member for Vyne Therapeutics (formerly Menlo Pharmaceuticals and Foamix Pharmaceuticals). She previously was a board member for Sonoma Pharmaceuticals, the Association of Bioscience Finance Officers Northern California Chapter and Phytogen Life Sciences. In 2017, Ms. Barbari was a recipient of the YWCA Silicon Valley Tribute to Women Awards. She received her B.S. in accounting from San Jose State University. We believe Ms. Barbari’s qualifications to sit on our Board of Directors include her extensive pharmaceutical industry leadership and financial operations experience.

Name	Age	Principal Occupation and Business Experience
Ajit S. Shetty, Ph.D.	75

Dr. Shetty has served as a member of our board of directors since February 2016. Dr. Shetty currently also serves as a member of the Board of Directors of Actinium Pharmaceuticals, Inc. Dr. Shetty spent 36 years at Johnson & Johnson (“J&J”) in a wide range of global roles. From 2007 to 2012, he served as Corporate Vice President, Enterprise Supply Chain reporting to the CEO and was responsible for the transformation and optimization of J&J’s supply chain. Dr. Shetty served as Managing Director of Janssen Pharmaceutica, Belgium from 1999 to 2008, and was part of the management team that grew the Janssen Group of Companies from $1 billion to $8 billion in global sales. Dr. Shetty held the position of Executive Vice President Finance from 1991 to 1999. As President of Janssen Pharmaceutica, U.S. from 1984 to 1990, Dr. Shetty was responsible for in-licensing Durogesic, the first transdermal pain medication, which became the fourth largest J&J product in 2008, with sales reaching $2 billion. In recognition of his unique services as a business leader, Dr. Shetty was awarded the Right Honourable Sir and Title of Baron by King Albert II of Belgium in 2008 and the Life-Time Achievement Award by India in 2010. He was elected “Manager of the Year 2004” by the magazine Trends and Kanaal Z. Dr. Shetty serves as a Trustee of Carnegie Mellon University and has served on the corporate Advisory Board of Johns Hopkins Carey School of Business, the Board of Governors for GS1 (Global Standards), the Board of MCB Forum as Chairman, and the Supervisory Board of Cilag GMBH in Switzerland. He earned a Ph.D. in Metallurgy and B.A. Natural Sciences from Trinity College, Cambridge University and a Master of Business Administration from Carnegie Mellon University. We believe Dr. Shetty’s qualifications to sit on our Board of Directors include his extensive pharmaceutical experience leading commercial and supply chain operations and his significant educational background.

Incumbent Class I Directors Whose Terms Expire in 2024

Name	Age	Principal Occupation and Business Experience
Al Altomari	63

Alfred Altomari has served as our Chairman of the Board and Chief Executive Officer since October 2016 and has been a member of our Board of Directors since February 2004. Mr. Altomari served as President and Chief Executive Officer from 2010 to 2016. Previously Mr. Altomari served as Agile's Executive Chairman from 2004 to 2010. From 2003 to 2008, Mr. Altomari held multiple senior management positions at Barrier Therapeutics, Inc., including Chief Commercial Officer, Chief Operating Officer, and Chief Executive Officer. In 2008, in his role as Chief Executive Officer and as a member of Barrier's Board of Directors, Mr. Altomari completed the successful sale of Barrier to Stiefel Laboratories, which was subsequently acquired by GlaxoSmithKline plc. From 1982 to 2003, Mr. Altomari held numerous executive roles in general management, commercial operations, business development, product launch preparation, and finance with Johnson & Johnson. Mr. Altomari also serves on the Board of Directors of Insmed Inc. Mr. Altomari received an M.B.A. from Rider University and his B.S. from Drexel University. He currently serves as a Trustee of Drexel University and is on the LeBow College of Business Advisory Board and the Board of the Charles D. Close School of Entrepreneurship at Drexel University. He currently is a member of the Board of Directors for TASK (Trenton Area Soup Kitchen). We believe Mr. Altomari’s qualifications to sit on our Board of Directors include his extensive pharmaceutical industry leadership and operations experience.

Name	Age	Principal Occupation and Business Experience
John Hubbard, Ph.D., FCP	65

Dr. Hubbard has served as a member of our Board of Directors since November 2014. Dr. Hubbard currently serves on the Strategic Advisory Board of Genstar Capital and is responsible for advising the private equity firm on investments in the area of healthcare. He is the Chairman of Signant Health, a privately owned specialty clinical trials and technology service provider and also serves as a non-Executive Director on the Board of Directors of Science 37 Holdings, Inc., a public telemedicine and clinical trial technology provider and Advarra, a privately owned institutional review board. Dr. Hubbard was President and the Chief Executive Officer of Bioclinica, a leading privately owned provider of medical imaging, clinical technology and research services until January 1, 2018. Prior to joining BioClinica, he was Senior Vice President and Worldwide Head of Development Operations for Pfizer Inc. and was responsible for the global clinical trial operations and management of more than 450 clinical projects from Phase I to IV. He was a founding member of the Board of Directors of TransCelerate Biopharma, Inc., a leading biopharma industry consortium, and served on the Executive, Audit and Finance Committees. Dr. Hubbard has been leading pharmaceutical research and development activity for over thirty years and held positions of increasing responsibility in the biopharmaceutical and clinical research and development services industries. Prior to joining Pfizer in 2010, he was Group President, Global Clinical Research Services at ICON plc, a leading global clinical research organization, where he was responsible for the global business and operations. He is an Executive Committee Member Emeritus on the Clinical Trials Transformation Initiative, Former Board Member of Life Sciences Pennsylvania and former Chairman of the Board of the Association of Clinical Research Organizations (ACRO). During his career, Dr. Hubbard has been directly responsible for drug discovery and non clinical pharmacology, clinical pharmacology, project management, product development optimization, commercial assessment of new chemical entities, and clinical development operations. He has led several drug development teams to successful commercialization of new chemical entities and has participated at FDA meetings to support end of Phase II and end of Phase III data presentations for psychiatric, neurological, cardiovascular, and anti infective drugs. Dr. Hubbard received a Bachelor of Science degree in Biopsychology from the University of Santa Clara and a Doctorate from the University of Tennessee, with a research focus on the genetic basis of hypertension and autonomic dysfunction. He was a National Institute of Health Postdoctoral Fellow in Cardiovascular and Clinical Pharmacology at the University of Texas Health Sciences Center. We believe Dr. Hubbard’s qualifications to sit on our Board of Directors include his extensive pharmaceutical experience leading research operations and his significant educational background.

James P. Tursi, M.D.	57

Dr. Tursi has served as a member of our board of directors since October 2014. Dr. Tursi currently serves as Executive Vice President, Global Research & Development of Endo Pharmaceuticals. In this role, Dr. Tursi is responsible for leading global research & development, program management, medical affairs, pharmacovigilance and regulatory operations. Prior to joining Endo, he held senior leadership roles at Ferring Pharmaceuticals U.S., Antares Pharmaceuticals and Aralez Pharmaceuticals. Prior to Aralez, Dr. Tursi was Chief Medical Officer and Vice President of Clinical R&D at Auxilium Pharmaceuticals until its acquisition by Endo in 2015. Dr. Tursi practiced medicine and surgery for over 10 years and created a medical education company, I Will Pass®, which assisted physicians in the process of board certification. He performed his residency in Gynecology and Obstetrics at the Johns Hopkins Hospital, holds a Bachelor of Science degree in Chemistry and Biology from Ursinus College, and a Doctor of Medicine degree from the Medical College of Pennsylvania. Dr. Tursi is also a member of the Board of Directors of Ideal Image, a privately held U.S. aesthetics services company. We believe Dr. Tursi’s qualifications to sit on our Board of Directors include his extensive clinical experience in the area of Obstetrics and Gynecology, pharmaceutical experience leading medical and research operations and his significant educational background.

There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our board of directors.

CORPORATE GOVERNANCE

Corporate Governance Materials and Practices

Our written corporate governance materials, including our Bylaws, Corporate Governance Guidelines, Code of Business Conduct and Ethics, Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, and Science and Technology Committee Charter are posted on our website at www.agiletherapeutics.com under the heading “Investor Relations—Corporate Governance.” Our corporate governance practices include the following:

●	Our board of directors has a Lead Independent Director, and all of our non-employee directors and board committee members are independent.
●	Our board of directors oversees succession planning for executive officers, including the Chief Executive Officer.
●	Directors have access to all levels of management and are provided with opportunities to meet with members of management on a regular basis.
●	Directors may retain their own independent advisors at our expense.
●	Our board of directors and each committee thereof conduct self-evaluations at least once per year to assess their performance and ways in which performance could be improved.
●	Our board of directors addresses the importance of incorporating new viewpoints through the director evaluation and nomination process. Our director composition reflects a mix of tenure on our board of directors (ranging from 1 year to 17 years), which we believe provides an effective balance of historical perspective and an understanding of the evolution of the Company with fresh perspectives and insights.
●	Board Diversity Matrix

Board Diversity Matrix (As of April 29, 2022)
Total Number of Directors	8
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	5	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	2	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	2

Environmental, Social and Governance Considerations

We are a forward-thinking women’s healthcare company dedicated to fulfilling the unmet needs of today’s women, and we take our responsibility to patients, employees, the medical community, and the communities in which we live and work very seriously. We are an emerging company that is focused on growing as a commercial organization. We recognize that as we grow, we have an opportunity to positively influence a variety of environmental, social and governance (ESG) considerations and partner with companies that reflect our values as a company and our commitment to our larger community. We plan to seek ways to incorporate these ESG considerations into our business plans with a strategic focus on the following areas:

Diversity, Equity and Inclusion: We are focused on promoting diversity in our workforce and to taking steps to support equity and inclusion for all. We believe that these values provide us with a competitive advantage that can drive creative and innovative thinking and ultimately enhance our business. We have a diverse Board and leadership team supporting our commercial operations. Overall, of the last 7 openings on our Board and management team, 6 have been filled with women candidates. We remain strive to enhance our Board and workforce diversity by ensuring we have a gender-balanced and diverse slate of qualified candidates for all open positions, advancing the development of diverse talent, and pursuing diverse succession plans both in our employee workforce and our Board.

Patient Support: Advancing women’s health is at the core of our mission. Our current product and product candidates are designed to offer women more freedom and flexibility through additional contraceptive options. The key phase 3 clinical trial we conducted to support the approval of Twirla, our transdermal contraceptive product, included a broad and diverse population of women representative of the U.S. female population seeking hormonal contraception. The trial included women across a broad range of demographic characteristics such as age, race, ethnicity and weight and was one of the first trials to generate data on the relationship between weight and the safety and efficacy of a hormonal contraceptive. Our goal is to make our products as accessible as possible in all communities, and we are working with numerous stakeholders to enable this access as appropriate. We seek to support this objective with a comprehensive series of programs that include educational, product replacement and co-pay support (implemented in a compliant way). We also have engaged more broadly with women’s health advocacy groups and other advisory groups to understand the needs of the patients we seek to help.

Employee Wellness: We believe that our employees are a key to our success. We are dedicated to investing in our employees and workplace culture. As part of this effort, we have put in place several financial wellness programs to help empower our workforce including offering a 40l(k) match program, short-term and long-term disability insurance, and educational programs to help employees understand how to manage their finances. We also offer several programs to promote the physical and mental wellbeing of our employees, including an employee assistance program, disease management and prevention programs and financial incentives to encourage physical and emotional health.

●	Our Response to COVID-19: Throughout the COVID-19 crisis, the health and safety of our employees and their families has been our top priority. We have followed health and safety guidance from state and local health authorities, taking a phased and measured approach to returning our employees to the office and implementing a wide variety of safety measures and protocols to minimize the spread of the virus. We have enhanced our internal communications and touch points to ensure connectivity to our workforce, introduced collaboration tools and provided employees with flexibility to take additional time off for vaccinations and recovery time as needed.

Environmental Impact: We are cognizant of our responsibility to our broader environment and our need to grow in a sustainable way. Prior to the pandemic and working remotely, we supported several green measures in an effort to reduce our Company's carbon footprint in our corporate office. We continue to evaluate ways to enhance these and other sustainability measures as we make plans to return to our offices on a regular basis and build out our business.

Governance: We have adopted a Code of Business Conduct and Ethics (the “Code”) which applies to all of our employees, officers and directors and outlines our commitment to ethical and compliant business practices. We promote compliance with all relevant government laws, rules and regulations; honest and ethical conduct; protection of company assets; and fair dealings and timely and accurate disclosures in all company reporting. All employees are required to understand, comply with and report any suspected violations of the Code and the Code is reviewed periodically to ensure it is appropriate in scope and achieves the objectives above.

Community Service: We are committed to giving back to our communities. We partake in several employee-led community service initiatives. In addition, in 2020, rather than provide holiday gifts to employees, we donated those funds to various charities. In Spring 2021, we launched our internal community outreach program – Agile Cares – and hosted the first of many team-building events to support causes that are meaningful to our employees and our overall mission.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics. The code of business conduct and ethics applies to all of our employees, officers and directors. The full text of our code of business conduct and ethics is posted on our website at www.agiletherapeutics.com. We intend to disclose, to the extent required by applicable rules and regulations, future amendments to, or waivers of, our code of business conduct and ethics, at the same location on our website identified above or in public filings we will make with the SEC. Information contained on our website is not incorporated by reference into this proxy, and you should not consider information contained on our website to be part of this proxy.

Hedging and Pledging Policies

We have adopted an insider trading policy that includes a provision that restricts our directors, officers and employees from engaging in hedging or monetization transactions involving our securities and from engaging in short sales of our securities. Our insider trading policy also prohibits our directors, officers and employees from holding our securities in margin accounts or otherwise pledging our securities as collateral for loans without prior written approval.

Board Composition

Our business affairs are managed under the direction of our board of directors, which is currently composed of eight members. Seven of our eight directors are independent within the meaning of the listing rules of the Nasdaq Capital Market, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Director Independence

Our common stock is listed on Nasdaq. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. The Nasdaq director independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Our board of directors has determined that none of our non-employee directors or director nominees has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of our current non-employee directors is “independent” as that term is defined under Nasdaq rules.

The independent members of our board of directors hold separate regularly scheduled executive session meetings at which only independent directors are present.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each of the current members of our audit committee, Sharon Barbari, Seth H.Z. Fischer, and John Hubbard, Ph.D., FCP, qualifies as an independent director pursuant to Rule 10A-3.

Board Leadership Structure

Al Altomari is the Chairman of our board of directors and Seth H.Z. Fischer is our Lead Independent Director. Mr. Fischer succeeded Abhijeet Lele, who served as our Lead Independent Director until June 9, 2020. Our Lead Independent Director chairs the executive sessions of our board of director meetings, oversees the board of directors’ annual self-evaluation process, provides feedback to the chief executive officer, and works with the chief executive officer to set agendas for board meetings. We have a separate chair for each committee of our board of directors, all of whom are independent directors. The chairs of each committee report on the activities of their committees in fulfilling their responsibilities at the meetings of our board of directors.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Committees

Our board of directors has established an audit committee, a compensation committee, a nominating and corporate governance committee, and a science and technology committee, each of which operates pursuant to a charter adopted by our board of directors. The composition and functioning of all of our committees complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations.

Audit committee. Ms. Barbari, Mr. Fischer and Dr. Hubbard currently serve on the audit committee, which is chaired by Ms. Barbari. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Ms. Barbari as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.agiletherapeutics.com. The inclusion of our website address here and elsewhere in this proxy does not include or incorporate by reference the information on our website into this proxy. Our audit committee met seven (7) times during the year ended December 31, 2021. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm on an annual basis;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;

●	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
●	recommending based upon the audit committee’s review and discussions with management and the independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10-K;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
●	reviewing the Company’s risk assessment and risk management policies and procedures, and discussing with management the Company’s significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures, including, but not limited to, reviewing, on an on-going basis, cybersecurity; and
●	reviewing quarterly earnings releases.

Compensation committee. Mr. Fischer, Dr. Shetty and Dr. Tursi currently serve on the compensation committee, which is chaired by Mr. Fischer. Our board of directors has determined that each member of the compensation committee is “independent” as defined in applicable Nasdaq rules. The compensation committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.agiletherapeutics.com. The inclusion of our website address here and elsewhere in this proxy does not include or incorporate by reference the information on our website into this proxy. Our compensation committee met six (6) times during the year ended December 31, 2021. The compensation committee’s responsibilities include:

●	annually reviewing and making recommendations to the board of directors with respect to corporate goals and objectives relevant to the compensation of our chief executive officer;
●	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and making recommendations to the board of directors with respect to the compensation of our chief executive officer;
●	reviewing and approving the compensation of our other executive officers;
●	reviewing and establishing our overall management compensation philosophy and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and making recommendations to the board of directors with respect to director compensation;

●	reviewing and discussing with management the compensation discussion and analysis, if any, to be included in our annual proxy statement or Annual Report on Form 10-K; and
●	reviewing and discussing with the board of directors corporate succession plans for the chief executive officer and other key officers.

Certain of our executive officers may provide information and assist our compensation committee in carrying out its functions, however, the Committee considers potential compensation actions and makes decisions independently. Our compensation committee has engaged the services of Pay Governance LLC, a compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation that we provide to our executives and directors and how our compensation practices compare to the compensation practices of other companies. Pay Governance LLC reports directly to the compensation committee. Pay Governance LLC does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Pay Governance LLC does not have any conflicts of interest in advising the compensation committee under applicable SEC rules or Nasdaq listing standards.

Nominating and corporate governance committee. Dr. Hubbard, Ms. Barbari, Dr. Carson, and Ms. Torrente currently serve on the nominating and corporate governance committee, which is chaired by Dr. Hubbard. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in applicable Nasdaq rules. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.agiletherapeutics.com. The inclusion of our website address here and elsewhere in this proxy does not include or incorporate by reference the information on our website into this proxy. Our nominating and corporate governance committee met six (6) times during the year ended December 31, 2021. The nominating and corporate governance committee’s responsibilities include:

●	developing and recommending to the board of directors criteria for board and committee membership;
●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
●	reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
●	identifying individuals qualified to become members of the board of directors;
●	recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
●	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines;
●	developing a mechanism by which violations of the code of business conduct and ethics can be reported in a confidential manner;
●	overseeing the evaluation of the board of directors and management; and
●	reviewing and reporting to the board of directors concerning the our corporate social responsibility and sustainability efforts, including the impact of environmental and social issues on our company.

Science and Technology Committee. Dr. Tursi, Dr. Carson, Dr. Shetty and Ms. Torrente currently serve on the science and technology committee, which is chaired by Dr. Tursi. The science and technology committee operates under a written charter, which is available on our website at www.agiletherapeutics.com. The inclusion of our website address here and elsewhere in this proxy does not include or incorporate by reference the information on our website into this proxy. Our science and technology committee met four (4) times during the year ended December 31, 2021. The science and technology committee’s responsibilities include:

●	identifying and discussing new and emerging trends in pharmaceutical science, technology, pharmaceutical regulation and manufacturing, and, as necessary, reporting to the board of directors on such trends and the committee’s deliberations;
●	reviewing, evaluating and advising the board of directors regarding the quality, direction and competitiveness of our research and development and manufacturing programs;
●	reviewing, evaluating and advising the board of directors regarding our progress in achieving our long-term strategic research and development goals and objectives; reviewing and making recommendations to the board of directors on our internal and external investments in science, technology and manufacturing. For any external investments in research and development (e.g., potential acquisitions, alliances, collaborations, equity investments, contracts and grants) that require approval by the board of directors, the committee provides the board of directors with its recommendation prior to any action by the board unless time does not permit;
●	regularly reviewing our pipeline of product candidates and clinical development performance;
●	providing assistance to the compensation committee in setting any pipeline or development performance metric(s) under our incentive compensation programs and reviewing the performance results;
●	evaluating its own performance annually and delivering a report to the board of directors setting forth the results of the evaluation;
●	reviewing and reassessing the adequacy of its charter annually and recommending any proposed changes to the board of directors for its approval; and
●	performing any other activities consistent with its charter, our amended and restated bylaws and governing law or regulation, as the committee or the board of directors deems necessary or appropriate.

In December 2020, the board established an ad hoc finance committee to act on its behalf on matters relating to potential transactions to raise capital and to review potential business development transactions. Ms. Barbari, Mr. Fischer and Dr. Hubbard serve on the committee, which is chaired by Ms. Barbari. The committee met five (5) times during the year ended December 31, 2021. Our board of directors may from time to time establish other committees.

Meetings of the Board of Directors

The full board of directors met nine (9) times during the year ended December 31, 2021. No director attended fewer than 75% of the total number of meetings of the board of directors and of any committees of the board of directors of which he or she was a member during our year ended December 31, 2021.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors. All of our directors at the time of our 2021 Annual Meeting of Stockholders attended the 2021 Annual Meeting of Stockholders.

Board Oversight of Risk

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. For example, our audit committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters, regulatory and legal compliance, and cyber-security; our compensation committee oversees major risks associated with our compensation policies and programs; and our nominating and governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our board of directors and director succession planning. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on Agile, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Director Nomination Process

In considering whether to recommend any candidate for inclusion in our board of directors’ slate of recommended directors, including candidates recommended by stockholders, the nominating and corporate governance committee applies a certain set of criteria, including, but not limited to, the candidate’s integrity, business acumen, experience, commitment, diligence, conflicts of interest and his or her ability to act in the interests of all stockholders. We believe that the value of diversity on the board should be considered by the nominating and corporate governance committee in the director identification and nomination process. The committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow the board of directors to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law or Company policy.

Stockholders may also nominate persons to be elected as directors. Our nominating and corporate governance committee will consider director candidates recommended by our stockholders, in accordance with our bylaws. If a stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws. In evaluating candidates recommended by our stockholders, our nominating and corporate governance committee applies the same criteria as discussed above. To nominate a person to stand for election as a director, a stockholder must provide our Secretary with timely notice of the nomination and the notice must include the information required by Section 2.4 of our bylaws.

Director Compensation

During our fiscal year ended December 31, 2021, we paid cash fees, granted restricted stock units (RSUs) and granted options to purchase shares of our common stock to our non-employee directors who served on our board of directors. A non-employee director is a director who is not employed by us and who does not receive compensation from us (other than for services as a director) or has a business relationship with us that would require disclosure under certain SEC rules. Mr. Altomari, our chief executive officer and a member of our board of directors, did not receive any compensation from us during our fiscal year ended December 31, 2021 for his service as a director and is not included in the table below.

	Fees Earned or	Option	Restricted
Name	Paid in Cash	Awards(1)(2)	Stock Awards(1)(2)	Total
Sharon Barbari	$70,000	$37,500	$37,500	$145,000
Sandra Carson, M.D., FACOG	$55,000	$37,500	$37,500	$130,000
Seth H.Z. Fischer	$95,000	$37,500	$37,500	$170,000
John Hubbard, Ph.D.	$65,000	$37,500	$37,500	$140,000
Ajit S. Shetty, Ph.D.	$57,500	$37,500	$37,500	$132,500
Josephine Torrente(3)	$—	$75,000	$75,000	$150,000
James P. Tursi, M.D.	$65,000	$37,500	$37,500	$140,000

(1)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards granted computed in accordance with Financial Accounting Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)	As of December 31, 2021, our non-employee directors held the following aggregate number of shares under outstanding stock options (representing unexercised option awards—both exercisable and unexercisable) and unvested restricted stock unit awards:

	Aggregate Number of	Aggregate Number of
	Shares Underlying	Shares Underlying
Name	Option Awards	RSU Awards
Sharon Barbari	1,877	1,059
Sandra Carson, M.D., FACOG	1,877	1,059
Seth H.Z. Fischer	5,312	612
John Hubbard, Ph.D.	6,012	612
Ajit S. Shetty, Ph.D.	5,652	612
Josephine Torrente	2,427	1,989
James P. Tursi, M.D.	6,012	612

(3)	Ms. Torrente was appointed to our board of directors effective October 7, 2021.

Non-Employee Director Compensation

During 2021, each non-employee member of our board of directors received the following cash compensation for board services, as applicable:

●	$45,000 per year for service as a board of directors member;
●	$25,000 per year for service as lead independent director;

●	$20,000 per year for service as chairman of the audit committee;
●	$15,000 per year for service as chairman of the compensation committee;
●	$12,500 per year for service as chairman of the finance committee;
●	$10,000 per year for service as chairman of the nominating and corporate governance committee;
●	$12,500 per year for service as chairman of the science and technology committee; and
●	$5,000 per year for service as a member on each committee, except each member of the compensation committee received $7,500 per year for service in that role and each member of the audit committee received $10,000 per year for service in that role.

Non-employee members of our board of directors receive automatic grants of equity awards under our 2014 Amended and Restated Incentive Compensation Plan. Each non-employee director joining our board of directors will automatically be granted equity awards totaling $150,000 in value split equally between a non-statutory stock option to purchase shares of common stock with an exercise price equal to the fair market value of our common stock on the grant date and a restricted stock unit, or RSU. The shares subject to each initial option grant and RSU will vest in three successive equal annual installments over the 3-year period measured from the date of the non-employee director’s election to our board of directors, subject to the non-employee director’s continued board service through each vesting date and provided that the director attends at least 75% of the board meetings held during each respective year of board service. In 2021, Ms. Torrente received initial equity awards as described above upon joining our board of directors.

In addition, on the date of each annual meeting of our stockholders, each non-employee director will automatically be granted equity awards totaling $75,000 in value split equally between a non-statutory stock option to purchase shares of our common stock on that date with an exercise price equal to the fair market value of our common stock on the grant date and an RSU. In 2021, each non-employee director, except for Ms. Torrente as described above, received (i) a stock option to purchase 737 shares of common stock, which shares will vest on the first anniversary of the grant date, subject to the non-employee director’s continued board service through such date and provided that the non-employee director attends at least 75% of the board meetings held during such year of board service, and (ii) 612 RSUs, which will vest on the first anniversary of the grant date, subject to the non-employee director’s continued board service through such date and provided that the non-employee director attends at least 75% of the board meetings held during such year of board service. The decision to establish a value of equity awards and to equally split the awards between stock option shares and RSUs was based on a review of director equity compensation by our board that included participation by the board’s compensation committee advisor, PayGovernance LLC. In making this determination, our board of directors considered our business plan, our stock price and potential dilution to stockholders, and the need to adequately compensate our directors for their service.

The shares subject to each option grant or RSU under the director compensation policy will immediately vest upon (i) an acquisition of the Company by merger or asset sale, (ii) the successful completion of a tender offer for more than 50% of our outstanding voting stock or (iii) a change in the majority of our board of directors effected through one or more proxy contests for board membership, or a Change in Control. All automatic director options have a maximum term of ten years.

We will also continue to reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

Limitation of Liability and Indemnification Arrangements

As permitted by the DGCL, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated by-laws that limit or eliminate the personal liability of our directors.

Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;
●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
●	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our amended and restated by-laws provide that we will:

●	indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the Delaware General Corporation Law; and
●	advance expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions.

We have entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such persons in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity with respect to any employee benefit plan or as a director, partner, trustee or agent of another entity at our request. We believe that these indemnification agreements, along with the above-referenced provisions of our amended and restated certificate of incorporation and amended and restated bylaws, are necessary to attract and retain qualified persons as directors and executive officers.

We also maintain general liability insurance to provide insurance coverage to our directors and officers for losses arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage stockholders from bringing a lawsuit against our directors and officers in the future for any breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors, officers and certain employees pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

Stockholder Communications with the Board of Directors

Stockholders wishing to communicate with the board of directors or with an individual member of the board of directors may do so by writing to the board of directors or to the particular member of the board of directors, care of the Corporate Secretary by mail to our principal executive offices, Attention: Corporate Secretary. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of April 29, 2022:

Name	Age	Position
Al Altomari	63	Chairman and Chief Executive Officer
Dennis P. Reilly	63	Senior Vice President and Chief Financial Officer
Geoffrey P. Gilmore	56	Senior Vice President, General Counsel and Corporate Secretary
Robert G. Conway	65	Senior Vice President and Chief Supply Chain Officer
Paul Korner	56	Senior Vice President and Chief Medical Officer

Al Altomari. Please see Mr. Altomari’s biography on page 13 of this proxy statement under the section entitled “Proposal One—Election of Directors—Incumbent Class I Directors Whose Terms Expire in 2024.”

Dennis P. Reilly. Mr. Reilly joined Agile in August of 2019 as our Senior Vice President and Chief Financial Officer. Mr. Reilly has had significant experience with commercial companies in the pharmaceutical and diagnostics sectors. From 2017 to 2019, he served as Chief Financial and Chief Operating Officer of Invisible Sentinel, Inc., a private company, which BioMerieux acquired in February 2019. From 2009 to 2017, he served as Chief Financial Officer of NeoStrata Company, Inc., a privately held global leader in dermocosmetics, which was sold to Johnson & Johnson Consumer Inc. in 2016. From 2005 to 2008, he served as the Chief Financial Officer, and prior to that as Controller, of Barrier Therapeutics, Inc., a public dermatology focused specialty pharmaceutical company, which was sold to Stiefel Laboratories, Inc. in 2008. Mr. Reilly was the Corporate Controller at the Medicines Company from 2002 to 2005. In addition, he held positions of increasing responsibilities at Mobil Oil Corporation, which included financial statement preparation, internal audit, SEC reporting, and financial analysis. Mr. Reilly is a C.P.A., who received his B.S. in Accounting from Villanova University and his M.B.A. from Virginia Tech.

Geoffrey P. Gilmore. Mr. Gilmore has been our General Counsel since August 2014. From 2012 to April 2016, Mr. Gilmore was a principal of Life Sciences Advisory Services, providing consulting services to the pharmaceutical and life science industries. He served as Senior Vice President, General Counsel and Corporate Secretary of Amicus Therapeutics, Inc., a public bio-pharmaceutical company, from 2008 to 2012. Prior to joining Amicus, Mr. Gilmore spent 10 years at Bristol-Myers Squibb where he held roles of increasing responsibility in the legal department with the Commercial, Intellectual Property, and R&D legal groups, served in the Office of the Corporate Secretary and then reported to the General Counsel as Vice-President and Senior Counsel, Corporate Securities. Mr. Gilmore began his legal career in the business and finance groups at Philadelphia based law firms, Ballard Spahr LLP and Montgomery McCracken Walker & Rhoads LLP. Mr. Gilmore received his B.A. degree from Franklin and Marshall College, and his J.D. from the University of Michigan Law School.

Robert G. Conway. Mr. Conway has served as our Senior Vice President and Chief Supply Chain Officer since January 2020. Prior to that, he served as our Senior Vice President, Enterprise Planning and Information Management since October 2017, as our Senior Vice President of Operations from 2014 to 2017 and as our Chief Development Officer and Vice President of Operations from 2004 to 2014. Mr. Conway has over thirty years of practice in U.S. and international operations with an extensive background in the medical device, pharmaceutical and consumer products industries. Mr. Conway has also previously served as Principal of R. G. Conway and Associates, an independent engineering and project management-consulting firm. Prior to consulting in 1997, Mr. Conway began his career in healthcare with Johnson & Johnson and later joined a Johnson & Johnson supported venture-backed medical device company operating as President and Chief Operating Officer. Mr. Conway holds a B.S. degree in Mechanical Engineering from New Jersey Institute of Technology.

Paul Korner. Dr. Korner has been our Chief Medical Officer since August 2020. He has served in various leadership positions of increasing responsibility at several global companies focused on female reproductive health, including Solvay Pharmaceuticals, Wyeth Research, Bayer, and Ferring Pharmaceuticals. Dr. Korner has led more than 50 clinical trials that include multiple engagements with the U.S. Food and Drug Administration, European Medicines Agency, Pharmaceuticals and Medical Devices Agency in Japan, and Health Canada. Most recently Dr. Korner brought his clinical and development acumen to the gene therapy space as a Senior Vice President of Clinical Development &

Medical Affairs at Axovant Gene Therapies, Ltd. He currently serves on the Laidlaw Venture Partners Scientific Advisory Board and the Board of Directors of Voltron Therapeutics as an Independent Director. Dr. Korner received his MD from the Stritch School of Medicine at Loyola University and also holds an MBA from the Michael J. Coles College of Business at Kennesaw State University.

EXECUTIVE COMPENSATION

Compensation Philosophy and Programs

As a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the Securities Act), and Item 10 of Regulation S-K, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. Our intent with this overview is to enhance our stockholders’ understanding of our compensation philosphy and programs for our executive officers as well as the compensation committee’s role in the design and administration of these programs and as it relates to specific compensation decisions for our named executive officers.

Our executive compensation philosophy is centered around attracting and retaining talented executives who are essential for our continued growth and success and aligning the interests of these executives with those of our stockholders so that we can build long-term stockholder value. To achieve this objective, in addition to annual base salaries, our executive compensation program utilizes a combination of annual incentives through structured cash bonuses based on pre-defined goals as well as long-term incentives through equity-based compensation. In establishing overall executive compensation levels, our compensation committee considers a multitude of factors, including (i) the executive’s scope of responsibilities, (ii) the strategic importance of the executive’s role, (iii) relevant peer group data, (iv) attainment of individual and overall company performance objectives, (v) recruitment and/or retention concerns, and (vi) the results of the advisory vote of the stockholders on the “say-on-pay” proposal at the prior years’ annual meeting of the stockholders. A substantial portion of executive compensation is directly tied to the overall performance of our Company, and the contribution of these individuals to build a profitable business and stockholder value over time.

Our executive compensation program is administered by the compensation committee, with guidance and input from our Chief Executive Officer and our compensation consultant, Pay Governance LLC. The compensation committtee, in addition to other activities, establishes the new performance objectives for the upcoming fiscal year and approves merit, bonus and equity awards for the current year. The compensation committee solicits and considers evaluations and recommendations submitted by the Chief Executive Officer for the compensation committee’s review and approval. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee in consultation with the Board, and the compensation committee approves any adjustments to his compensation as well as equity awards to be granted. The compensation committee obtains and considers input from Pay Governance, including benchmarking data discussed below. Mr. Altomari plays no role in determining his own salary, annual cash performance bonus or equity compensation.

Our Peer Group and the Use of Peer Group Compensation Data

Each year since 2016, the compensation committee has engaged Pay Governance LLC to provide compensation market data and recommendations to be used to establish compensation levels and plans for our executive officers for the following year. In doing so, Pay Governance develops a relevant peer group of companies (described below) in order to perform a thorough compensation review and analysis of the Company’s executive compensation levels and plans when compared to this group of peers, including base salary, annual cash bonus and long-term equity incentive awards.

In 2020, at the recommendation of Pay Governance, the compensation committee approved substantial changes to the peer group to align with the our evolution as a commercial organization, and they removed nine companies that were either acquired, restructured or had fallen outside the financial evaluation criteria. Eleven companies were added at similar commercial stage to the Company. Criteria used in this assessment included stage of commercialization, preference for companies focusing on women’s health products/therapies, companies with recent product launches, as well as similar market capitalization and revenue targets.

As a direct result of a review and analysis of the total direct compensation of executive officers when compared to our peer group, the compensation committee determined that for 2020 target base salary and cash bonus compensation for our named executive officers should be approximately equal to the 50th percentile for our peer group, and that long-term equity awards should be approximately equal to the 50th percentile for our peer group for a total direct compensation package that is between the 50th percentile and the 75th percentile for our peer group.

For the 2021 performance cycle, the Compensation Committee again engaged Pay Governance to conduct a review of our peer group and of executive compensation as compared to our peer group. In 2021, no peer group changes were made as the company remained reasonably aligned to the prior year’s identified peer group. While the target goal for annual cash salary, annual cash bonus and long-term equity remains around or at the 50th percentile of our peer group, given company performance, no merit increases were awarded to the named executives. Annual bonuses were approved at 50% of target and long-term equity awards were in line with shares granted in the prior year with no increase.

In 2020 and 2021 our peer group consisted of the following 20 companies:

AcelRx Pharmaceuticals	Evofem Biosciences, Inc.	Rigel Pharmaceuticals
ADMA Biologics	Flexion Therapeutics	Spectrum Pharmaceuticals
Aerie Pharmaceuticals	Kala Pharmaceuticals	Strongbridge Biopharma
Agenus Inc.	Marinus Pharmaceuticals	Sutro Biopharma
Antares Pharmaceuticals	Ocular Therapeutix	TherapeuticsMD
Baudex Bio, Inc.	OptiNose Inc.	VYNE Therapeutics
Cidara Therapeutics Inc.	Palatin Technologies

We believe that our selected peer group provides useful information to help us establish competitive compensation practices and levels of compensation that allow us to attract, retain and motivate a talented executive team and, at the same time, aligns the interests of our executives with those of our stockholders. We believe our executive compensation must be competitive within such peer groups, yet fully aligned with our current stage of development and our responsibilities to stockholders.

Summary Compensation Table

The following table provides information concerning the compensation paid to our President and Chief Executive Officer, and our other two most highly compensated individuals, for the fiscal years ended December 31, 2021 and 2020. We refer to these individuals as our named executive officers.

				Restricted		Nonequity
				Stock		Incentive
				Unit	Option	Plan		All Other
Name and Principal Position	Year	Salary	Bonus(1)	Awards	Awards(2)	Compensation		Compensation		Total
Al Altomari	2021	$594,445	$—	$—	$1,602,009	$180,000	(3)	$30,376	(5)	$2,406,830
Chairman & Chief	2020	$554,783	$—	$75,001	$1,427,166	$310,145	(4)	$29,124		$2,396,219
Executive Officer

Geoffrey P. Gilmore	2021	$423,325	$—	$—	$600,753	$95,700	(3)	$36,187	(6)	$1,155,965
Sr. VP, General Counsel	2020	402,500	$100,000	$28,501	$542,324	$165,000	(4)	$34,034		$1,272,359
& Corporate Secretary

Paul Korner (8)	2021	$439,167	$—	$—	$400,502	$99,500	(3)	$35,924	(7)	$975,093
Chief Medical Officer

(1)	Represents an incentive award granted in connection with a retention plan adopted by the Company on July 3, 2019, or the 2019 Retention Plan, to induce employees to remain continuously employed by the Company through the approval of the NDA for Twirla by the FDA. Approval of the NDA for Twirla was received from the FDA in February 2020 and the bonus was paid on February 19, 2020.
(2)	In accordance with SEC rules, this column reflects the aggregate grant date fair value of the option awards granted computed in accordance with Financial Accounting Standard Board Accounting Codification Topic 718 for stock-based compensation transactions (ASC 718). Assumptions used in the calculation of these amounts are included in Note 11 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(3)	Represents an annual incentive award earned as result of our performance in the 2021 fiscal year. These amounts have not been paid yet, but will be paid by June 30, 2022. The amounts included reflect the compensation committee’s determination to set the level of achievement at 50% of the target level of certain corporate objectives established by our board of directors for the year ended December 31, 2021, as discussed further below.
(4)	Represents an annual incentive award earned as result of our performance in the 2020 fiscal year paid in February 2021. The amounts included reflect the compensation committee’s determination to set the level of achievement at 100% of the target level of certain corporate objectives established by our board of directors for the year ended December 31, 2020.
(5)	Represents $25,710 for premiums paid by us for health and group life insurance and $4,666 paid by us for life insurance.
(6)	Represents $35,117 for premiums paid by us for health and group life insurance and $1,070 paid by us for life insurance.
(7)	Represents $35,117 for premiums paid by us for health and group life insurance and $807 paid by us for life insurance.
(8)	Dr. Korner was not previously a Named Executive Officer. Accordingly, this Summary Compensation Table sets forth his 2021 compensation information only.

Narrative Explanation of Certain Aspects of the Summary Compensation Table

Pursuant to employment agreements entered into with us, each of our named executive officers is eligible to receive (i) a base salary and (ii) an annual performance bonus payable in cash, stock or a combination of both at the discretion of the compensation committee of the board of directors. The target amount of each named executive officer’s annual performance bonus is a percentage of his or her base salary, as set forth in the table below, and the actual amount payable is based on the achievement of individual and corporate objectives.

Base Salary and Annual Performance Bonus

The base salary and target annual performance bonus for each of our named executive officers for our fiscal year ended December 31, 2021, is listed in the table below:

	2021	2021 Target
Name	Base Salary	Performance Bonus
Al Altomari	594,445	60%
Geoffrey P. Gilmore	423,325	45%
Paul Korner	439,167	45%

For 2021, the board approved a 3.0% merit-based increase in the base salary for each officer, which became effective as of March 1, 2021. The salaries for Mr. Altomari and Dr. Korner were further adjusted to better align with salaries in our peer group in the following percentages: (i) Mr. Altomari, 4%, and (ii) Dr. Korner, 1%. As of March 1, 2021, Mr. Altomari’s salary increased to $600,554, Mr. Gilmore’s salary increased to $425,390 and Dr. Korner’s salary increased to $442,000. Additionally for 2021, the board approved an increase in the bonus targets for each officer. Mr. Altomari’s bonus target was increased from 55% to 60%, Mr. Gilmore’s bonus target was increased from 40% to 45%, and Dr. Korner’s bonus target was increased from 40% to 45%.

For 2022, the compensation committee, based on a recommendation from management, did not approve a merit-based increase in base salary for any officer based on overall company performance. The bonus payments for the officers reflected the commercial performance of Twirla, the management of our financial resources and progress on the Company’s Phase 4 commitments in 2021 and were awarded at 50% of each executive’s target. In addition, the long-term equity incentives were reduced in value compared to the awards granted in 2021.

Objectives for the named executive officers’ target bonuses for our fiscal year ended December 31, 2021 included three general categories: (1) the commercial performance of Twirla®, as measured by net revenue, weighted at 50% of the total bonus potential, (2) management of our financial position for 2021, as measured by our pre-tax earnings and cash position, collectively weighted at 40% of the total bonus potential, and (3) activities related to evaluating its pipeline and implementing the post approval commitments to the FDA in connection with the FDA’s approval of Twirla, collectively weighted at 10% of the total bonus potential.

Objectives for the 2021 named executive officer target bonuses were deemed to be achieved at 50%, which in the discretion of the compensation committee reflected that (i) the Company had not met its net revenue target (ii) the Company had partially acheived its goals to raise capital and manage its expenses, and (iii) met its objectives for evaluating its pipeline and fully met the timelines for its obligations to the FDA. The named executive officers will receive bonus payments equal to the applicable target amounts set forth above.

For 2022, the compensation committee has established the following goals which must be achieved in order for the named executive officers to fully realize their potential annual cash bonus amounts:

●	Twirla Growth: Achieving growth of Twirla net revenue as measured by established targets;
●	Financial Management: Reducing our loss and financing the Company’s operations as measured by targets for pre-tax earnings and cash; and
●	Building Agile: Pursuing business development opportunities to grow our business and meet our Phase 4 commitments to the FDA for 2022.

Each of our named executive officers is eligible to receive certain benefits if his or her employment is terminated under certain circumstances, as described under “Severance and Change in Control Benefits” below.

Equity Compensation

We have historically offered stock options as the primary long-term incentive vehicle to our employees, including our named executive officers, as the long-term incentive component of our compensation program. Stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. We typically grant stock options to new hires upon their commencing employment with us. Awards to newly hired employees generally vest with respect to 25% of the total number of option shares on the first anniversary of the grant date and in equal monthly installments over the following 36 months.

As part of an annual compensation evaluation of our named executive officers at the beginning of each year, the compensation committee of the board of directors considers granting stock options and other long-term incentive vehicles to our named executive officers based on such executive’s individual performance for the preceding year and as an incentive for future performance. Stock options are granted under our 2014 Amended and Restated Incentive Compensation Plan, or the 2014 Plan, and generally vest with respect to 25% of the total number of option shares on the first anniversary of the grant date and in equal monthly installments over the following 36 months.

Effective January 19, 2022, the compensation committee of our board of directors granted to each of our named executive officers the following number of stock options to purchase shares of our common stock at an exercise price of $13.60 per share, which was the closing price of our common stock on January 19, 2022 as reported by Nasdaq: (i) Mr. Altomari -  16,875; (ii) Mr. Gilmore – 5,625; and (iii) Dr. Korner – 5,625. The compensation committee made its decision to grant stock options to our named executive officers based on (i) their individual performance for 2021 and contribution to the Company’s performance against its corporate goals in 2021 and (ii) to incentivize future performance.

As described under “Outstanding Equity Awards as of December 31, 2021 below, all outstanding and unvested options held by our named executive officers are subject to accelerated vesting in the event we experience a change in control and the stock options are not assumed by the successor corporation, or at the discretion of the board of directors. In addition, all outstanding equity awards held by our named executive officers are subject to accelerated vesting in the event of a termination without cause or resignation for good reason that occurs in connection with a change in control, as described under “Severance and Change in Control Benefits” below.

Outstanding Equity Awards as of December 31, 2021

The following table sets forth information regarding each outstanding equity award held by each of our named executive officers as of December 31, 2021. The number of shares subject to each award and, where applicable, the exercise price per share, reflect all changes as a result of our capitalization adjustments.

	Option Awards
		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised	Option
		Options	Options	Exercise	Option
	Grant	Exercisable	Unexercisable	Price	Expiration
Name	Date(1)	(#)	(#)	($)(2)	Date
Al Altomari	12/6/2012	6,553	—	$175.20	12/5/2022
	6/24/2014	1,812	—	$430.00	6/23/2024
	2/19/2015	2,250	—	$378.00	2/18/2025
	2/19/2015	2,250	—	$430.00	2/18/2025
	2/8/2016	2,500	—	$237.20	2/7/2026
	1/25/2017	6,000	—	$90.40	1/24/2027
	1/24/2018	6,266	133	$138.40	1/23/2028
	6/20/2018	3,750	—	$23.20	6/19/2028
	1/29/2019	9,860	3,662	$33.60	1/28/2029
	1/29/2019	2,814	1,045	$100.00	1/28/2029
	1/22/2020	9,982	10,850	$113.20	1/21/2030
	1/27/2021	—	17,316	$112.80	1/26/2031
Geoffrey P. Gilmore	8/1/2014	750	—	$240.00	7/31/2024
	2/19/2015	525	—	$378.00	2/18/2025
	2/8/2016	750	—	$237.20	2/7/2026
	4/18/2016	750	—	$258.40	4/17/2026
	1/25/2017	3,500	—	$90.40	1/24/2027
	1/24/2018	2,619	55	$138.40	1/23/2028
	6/20/2018	3,750	—	$23.20	6/19/2028
	1/29/2019	4,315	—	$33.60	1/28/2029
	1/29/2019	962	—	$100.00	1/28/2029
	7/3/2019	3,750	—	$59.20	7/2/2029
	1/22/2020	3,793	4,123	$113.20	1/21/2030
	1/27/2021	—	6,493	$112.80	1/26/2031
Paul Korner	8/17/2020	1,250	2,500	$114.80	8/16/2030
	1/27/2021	—	4,329	$112.80	1/26/2031

(1)	Each of the option awards vest with respect to 25% of the shares one year following the date of grant and with respect to 1/36th of the remaining shares on each monthly anniversary thereafter over the following three years, subject to the executive’s continuous service with us through the vesting date.
(2)	All of the option awards listed in the table above were granted with a per share exercise price equal to or above the fair market value of our common stock on the date of grant.

Severance and Change in Control Benefits

Al Altomari

We entered into an employment agreement with Mr. Altomari on October 11, 2010, which was amended on December 18, 2012, amended and restated on April 12, 2016, and amended and restated on August 14, 2020. Pursuant to the terms of the agreement, Mr. Altomari is entitled to receive certain benefits in the event his employment is terminated.

Payments Upon Termination Absent a Change in Control.

If Mr. Altomari terminates his employment for good reason or if we terminate his employment without reasonable cause (other than due to death or disability), in either case in the absence of a change in control, he is entitled to receive the following severance benefits: (i) base salary continuation for a period of 12 months, and (ii) reimbursement of Mr. Altomari’s health insurance premiums for a period of 12 months following the date of his termination or until Mr. Altomari obtains other employment, whichever is sooner. In the event of a change in control following his termination, any base salary continuation payments still due to Mr. Altomari shall be paid in full upon the change in control.

In the event Mr. Altomari’s employment terminates as a result of his disability, he will be entitled to receive (i) base salary continuation for a period of 12 months following the date of his termination, and (ii) reimbursement of Mr. Altomari’s health insurance premiums for a period of 12 months following the date of his termination due to his disability or until Mr. Altomari obtains other employment, whichever is sooner.

Payments Upon Termination in Connection with a Change in Control.

If Mr. Altomari terminates his employment for good reason or if we terminate his employment without reasonable cause (other than due to death or disability), in either case upon or within 12 months following a change in control, he is entitled to receive the following severance benefits: (i) a lump-sum cash payment in the amount of 2.0 times his then annual rate of base salary, (ii) a lump sum cash payment equal to Mr. Altomari’s target annual bonus for the year in which his termination occurs, (iii) reimbursement of Mr. Altomari’s health insurance premiums for a period of 24 months following the date of his termination or until Mr. Altomari obtains other employment, whichever is sooner and (iv) each outstanding equity award shall automatically vest in full.

Notwithstanding the foregoing, any payments and benefits that would otherwise be paid to Mr. Altomari (whether or not under his employment agreement) in connection with a change in control of the Company will be reduced to the extent necessary to ensure that he is not subject to any excise tax under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. However, such reduction will not be made if Mr. Altomari would be better off (on an after-tax basis) receiving all payments and benefits and paying all excise and income taxes under Internal Revenue Code Section 4999.

Under Mr. Altomari’s employment agreement, the terms below are generally defined as follows:

“Change in Control” means (i) a merger or consolidation in which more than 50% of the voting securities of the Company are transferred and the composition of the board after such transaction constitutes less than 50% of the members of the board prior to the transaction; (ii) any acquisition, directly or indirectly, of beneficial ownership of more than 50% of the total combined voting power of the Company, other than in a capital-raising transaction; or (iii) the sale, transfer, exclusive worldwide license or other disposition of all or substantially all of the assets of the Company.

“Good reason” means Mr. Altomari’s resignation following notice to the Company of, and failure by the Company to cure, the occurrence of any of the following: (i) an office relocation of more than 50 miles; (ii) failure by the Company to comply with any material term of the employment agreement; or (iii) the demotion to a lesser position or substantial diminution of authority, duties or responsibilities, except for a reduction in title, position, responsibilities or duties solely by virtue of the Company being acquired and made part of, or operated as a subsidiary of, a larger company, so long as the new duties and responsibilities are reasonably commensurate with Mr. Altomari’s experience.

“Reasonable cause” means (i) an act or omission that constitutes dishonesty, disloyalty, fraud, deceit, gross negligence, willful misconduct or recklessness, including, but not limited to Mr. Altomari’s willful violation of the Company’s bylaws or code of conduct, and that is directly or indirectly materially detrimental to the Company’s best interest; (ii) intentional failure to perform any lawful duties assigned by the board after receiving notice and an opportunity to cure; (iii) the commission of any act that constitutes a felony; or (iv) any material breach of certain sections of the employment agreement.

The payment of any severance compensation described above is subject to Mr. Altomari’s execution and non-revocation of a general release of claims against the Company, and his compliance with non-competition and non-solicitation restrictive covenants for a 24-month period after his termination without cause or for good reason upon or within 12 months following a change of control and a 12-month period following his termination date in all other cases.

Geoffrey P. Gilmore

We entered into an employment agreement with Mr. Gilmore on April 12, 2016, which was amended on July 3, 2019 and amended and restated on August 14, 2020. Pursuant to the terms of the agreement, as amended, Mr. Gilmore is entitled to receive certain benefits in the event his employment is terminated.

Payments Upon Termination Absent a Change in Control.

If Mr. Gilmore terminates his employment for good reason or if we terminate his employment without reasonable cause (other than due to death or disability), in either case in the absence of a change in control, he is entitled to receive the following severance benefits: (i) base salary continuation for a period of 12 months, and (ii) reimbursement of Mr. Gilmore’s health insurance premiums for a period of 12 months following the date of his termination or until he obtains other employment, whichever is sooner. In the event of a change in control following his termination, any base salary continuation payments still due to Mr. Gilmore shall be paid in full upon the change in control.

In the event Mr. Gilmore’s employment terminates as a result of his disability, he will be entitled to receive (i) base salary continuation for a period of 12 months following the date of his termination, and (ii) reimbursement of his health insurance premiums for a period of 12 months following the date of his termination due to his disability or until he obtains employment, whichever is sooner.

Payments Upon Termination in Connection with a Change in Control.

If Mr. Gilmore terminates his employment for good reason or if we terminate his employment without reasonable cause (other than due to death or disability), in either case upon or within 12 months following a change in control, he is entitled to receive the following severance benefits: (i) a lump-sum cash payment in the amount of 1.5 times his then annual rate of base salary, (ii) a lump sum cash payment equal to his target annual bonus for the year in which his termination occurs, (iii) reimbursement of his health insurance premiums for a period of 18 months following the date of his termination or until he obtains other employment, whichever is sooner and (iv) each outstanding equity award shall automatically vest in full.

Notwithstanding the foregoing, any payments and benefits that would otherwise be paid to Mr. Gilmore (whether or not under his employment agreement) in connection with a change in control of the Company will be reduced to the extent necessary to ensure that he is not subject to any excise tax under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. However, such reduction will not be made if Mr. Gilmore would be better off (on an after-tax basis) receiving all payments and benefits and paying all excise and income taxes under Internal Revenue Code Section 4999.

Under Mr. Gilmore’s employment agreement, the terms below are generally defined as follows:

“Change in Control” means (i) a merger or consolidation in which more than 50% of the voting securities of the Company are transferred and the composition of the board after such transaction constitutes less than 50% of the members of the board prior to the transaction; (ii) any acquisition, directly or indirectly, of beneficial ownership of more than 50% of the total combined voting power of the Company, other than in a capital-raising transaction; or (iii) the sale, transfer, exclusive worldwide license or other disposition of all or substantially all of the assets of the Company.

“Good reason” means Mr. Gilmore’s resignation following notice to the Company of, and failure by the Company to cure, the occurrence of any of the following: (i) an office relocation of more than 50 miles; (ii) failure by the Company to comply with any material term of the employment agreement; or (iii) the demotion to a lesser position or substantial diminution of authority, duties or responsibilities, except for a reduction in title, position, responsibilities or duties solely by virtue of the Company being acquired and made part of, or operated as a subsidiary of, a larger company, so long as the new duties and responsibilities are reasonably commensurate with Mr. Gilmore’s experience.

“Reasonable cause” means (i) an act or omission that constitutes dishonesty, disloyalty, fraud, deceit, gross negligence, willful misconduct or recklessness, including, but not limited to Mr. Gilmore’s willful violation of the Company’s bylaws or code of conduct, and that is directly or indirectly materially detrimental to the Company’s best interest; (ii) intentional failure to perform any lawful duties assigned by the Board after receiving notice and an opportunity to cure; (iii) the commission of any act that constitutes a felony; or (iv) any material breach of certain sections of the employment agreement.

The payment of any severance compensation described above is subject to Mr. Gilmore’s execution and non-revocation of a general release of claims against the Company, and his compliance with non-competition and non-solicitation restrictive covenants for an 12-month period after his termination without cause or for good reason upon or within 18 months following a change of control.

Paul Korner, M.D.

We entered into an employment agreement with Dr. Korner on August 17, 2020. Pursuant to the terms of the agreement, Dr. Korner is entitled to receive certain benefits in the event his employment is terminated.

Payments Upon Termination Absent a Change in Control.

If Dr. Korner terminates his employment for good reason or if we terminate his employment without reasonable cause (other than due to death or disability), in either case in the absence of a change in control, he is entitled to receive the following severance benefits: (i) base salary continuation for a period of 12 months, and (ii) reimbursement of his health insurance premiums for a period of 12 months following the date of his termination or until he obtains other employment, whichever is sooner. In the event of a change in control following his termination, any base salary continuation payments still due to Dr. Korner shall be paid in full upon the change in control.

In the event Dr. Korner’s employment terminates as a result of his disability, he will be entitled to receive (i) base salary continuation for a period of 12 months following the date of his termination, and (ii) reimbursement of his health insurance premiums for a period of 12 months following the date of his termination due to his disability or until he obtains employment, whichever is sooner.

Payments Upon Termination in Connection with a Change in Control.

If Dr. Korner terminates his employment for good reason or if we terminate his employment without reasonable cause (other than due to death or disability), in either case upon or within 12 months following a change in control, he is entitled to receive the following severance benefits: (i) a lump-sum cash payment in the amount of 1.5 times his then annual rate of base salary, (ii) a lump sum cash payment equal to his target annual bonus for the year in which his termination occurs, (iii) reimbursement of his health insurance premiums for a period of 18 months following the date of his termination or until he obtains other employment, whichever is sooner and (iv) each outstanding equity award shall automatically vest in full.

Notwithstanding the foregoing, any payments and benefits that would otherwise be paid to Dr. Korner (whether or not under his employment agreement) in connection with a change in control of the Company will be reduced to the extent necessary to ensure that he is not subject to any excise tax under Internal Revenue Code Section 4999 in connection with any change in control of the Company or his subsequent termination of employment. However, such reduction will not be made if Dr. Korner would be better off (on an after-tax basis) receiving all payments and benefits and paying all excise and income taxes under Internal Revenue Code Section 4999.

Under Dr. Korner’s employment agreement, the terms below are generally defined as follows:

“Change in Control” means (i) a merger or consolidation in which more than 50% of the voting securities of the Company are transferred and the composition of the board after such transaction constitutes less than 50% of the members of the board prior to the transaction; (ii) any acquisition, directly or indirectly, of beneficial ownership of more than 50% of the total combined voting power of the Company, other than in a capital-raising transaction; or (iii) the sale, transfer, exclusive worldwide license or other disposition of all or substantially all of the assets of the Company.

“Good reason” means Dr. Korner’s resignation following notice to the Company of, and failure by the Company to cure, the occurrence of any of the following: (i) an office relocation of more than 50 miles; (ii) failure by the Company to comply with any material term of the employment agreement; or (iii) the demotion to a lesser position or substantial diminution of authority, duties or responsibilities, except for a reduction in title, position, responsibilities or duties solely by virtue of the Company being acquired and made part of, or operated as a subsidiary of, a larger company, so long as the new duties and responsibilities are reasonably commensurate with Dr. Korner’s experience.

“Reasonable cause” means (i) an act or omission that constitutes dishonesty, disloyalty, fraud, deceit, gross negligence, willful misconduct or recklessness, including, but not limited to Dr. Korner’s willful violation of the Company’s bylaws or code of conduct, and that is directly or indirectly materially detrimental to the Company’s best interest; (ii) intentional failure to perform any lawful duties assigned by the board after receiving notice and an opportunity to cure; (iii) the commission of any act that constitutes a felony; or (iv) any material breach of certain sections of the employment agreement.

The payment of any severance compensation described above is subject to Dr. Korner’s execution and non-revocation of a general release of claims against the Company, and his compliance with non-competition and non-solicitation restrictive covenants for a 12-month period after his termination without cause or for good reason upon or within 18 months following a change of control.

Employee Benefits and Perquisites

We also provide group life insurance, health, vision and dental care insurance to all employees, including the executive officers. These benefits do not discriminate in scope, terms or operation in favor of the named executive officers. All such benefits terminate at the time each individual is no longer employed with the Company or as otherwise provided in the applicable employment agreement. All of our named executive officers are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. We maintain a 401(k) defined contribution plan, which is our primary retirement benefit for employees, including executives. The Company makes a safe-harbor contribution of 100% of the first 3% of an employee’s elected salary deferral, plus 50% of the next 2% of salary deferral subject to Internal Revenue Service limitations. Although permitted under the plan, we have not matched employee contributions to the 401(k) plan. The Company provides a life insurance benefit for our named executive officers in an amount equal to up to twice the named executive officer’s base salary and target bonus capped at $1,000,000.

We do not generally provide our named executive officers with perquisites or other personal benefits (other than severance benefits, and the life insurance benefit, as described above).

PROPOSAL TWO

NON-BINDING ADVISORY VOTE ON THE 2021 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Information Regarding the Non-Binding Advisory Vote on the 2021 Compensation of our Named Executive Officers

Pursuant to Section 14A of the Exchange Act, we are holding a non-binding advisory stockholder vote on the compensation of our named executive officers, as described in the “Executive Compensation” section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement. This proposal is commonly known as a “say-on-pay” proposal. At the Annual Meeting, stockholders will be asked to approve the following resolution:

RESOLVED, that the stockholders of Agile Therapeutics, Inc. approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement.

At our 2020 Annual Meeting of Stockholders, our stockholders approved, on an advisory basis, a frequency of every year for casting advisory votes regarding our executive compensation. After considering the vote of stockholders on the matter, as well as our general compensation philosophy, we adopted an annual frequency for seeking advisory votes on executive compensation.

The compensation committee oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. Our executive compensation program is designed to meet the following objectives:

●	align management interests with the interests of our stockholders;
●	emphasize the use of “at risk” and performance based compensation to motivate executives to advance our interests; and
●	provide executive compensation packages that are competitive in order to attract and retain executives whose skills are critical to the current and long term success of the Company.

Please read the “Executive Compensation” section starting on page 27 of this proxy statement for a detailed discussion of our executive compensation programs, including information about the 2021 compensation of our Named Executive Officers.

Vote Required for Approval of this Proposal

The advisory vote on the compensation of our named executive officers will be approved by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions will be the equivalent of votes against this proposal and broker non-votes will not have an effect on the outcome of this proposal.

While this vote is being conducted on an advisory basis, and is therefore not binding on us, the vote will be carefully considered by the compensation committee and our board. Both our compensation committee and our board value the opinions of our stockholders and, to the extent there is any meaningful vote against the 2021 compensation of our named executive officers, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns. The outcome of the vote, however, will not be construed as overruling any prior decision by the Company, the compensation committee or the board.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE 2021 COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL THREE
APPROVAL OF AMENDMENT TO AMENDED AND RESTATED 2014 INCENTIVE COMPENSATION PLAN

2014 Incentive Compensation Plan

Introduction. In 2014, our board of directors adopted, and our stockholders approved our 2014 Incentive Compensation Plan, which became effective on May 22, 2014. We refer to the 2014 Incentive Compensation Plan as the 2014 Plan. In 2018, we amended and restated the 2014 Plan, which we refer to as the Amended and Restated 2014 Plan, to increase the shares available for issuance under the Amended and Restated 2014 Plan and make certain other changes that our board of directors determined to be advisable. Our Amended and Restated 2014 Plan is designed to attract and retain talented employees, directors and consultants necessary for our continued growth and success. The Amended and Restated 2014 Plan will terminate no later than May 21, 2024, unless extended with stockholder approval.

When the Amended and Restated 2014 Plan became effective, we had reserved 222,772 shares of our common stock for issuance under the Amended and Restated 2014 Plan. Such share reserve was comprised of (i) 34,682 shares subject to outstanding awards under predecessor plans that were transferred to the 2014 Plan when the 2014 Plan became effective, plus (ii) 4,193 shares that were available for issuance under the predecessor plans as of the 2014 Plan effective date, plus (iii) an additional 17,500 shares approved by the stockholders as of the 2014 Plan effective date, plus (iv) an additional 103,896 shares added by operation of the annual “evergreen” provision in the 2014 Plan (18,634 shares for 2015; 22,315 shares for 2016; 28,759 shares for 2017; and 34,186 shares for 2018), plus (v) an additional 62,500 shares of our common stock. so that the initial total reserve of the Amended and Restated 2014 Plan was equal to 222,772 shares. The number of shares of our common stock available for issuance under the Amended and Restated 2014 Plan has increased to 392,150 as of April 29, 2022 by operation of the annual “evergreen” provision in the Amended and Restated 2014 Plan.

As more fully described below under the section titled “Background of the Amended 2014 Plan,” as of April 29, 2022, only 32,769 shares of our common stock remain available for future issuance under the Amended and Restated 2014 Plan. Our board of directors has determined that this amount is insufficient to meet our needs for future equity incentive awards. In light of such determination, the compensation committee and our board of directors, in consultation with our compensation consultant, Pay Governance, undertook a comprehensive review of the Amended and Restated 2014 Plan in order to propose amendments to the Amended and Restated 2014 Plan in order to increase the number of shares authorized for issuance under the Amended and Restated 2014 Plan and to incorporate any other changes that our board of directors determined to be advisable as a result of such review.

Based on such review, on April 21, 2022, our board of directors unanimously approved the Amendment to the Amended and Restated 2014 Incentive Compensation Plan, which we refer to as the Amended 2014 Plan, and directed that the Amended 2014 Plan be submitted for stockholder adoption at the Annual Meeting with the following principal changes to the Amended and Restated 2014 Plan:

●	an increase of 375,000 shares to the Amended 2014 Plan, resulting in an aggregate amount of shares available for issuance under the Amended 2014 Plan of 767,150 shares; and
●	elimination of the annual evergreen provision, which our board of directors determined to be advisable.

Our board of directors believes that approval of the Amended 2014 Plan is critical to our ability to attract, retain and motivate employees, including our executive officers, consultants and directors, and to align interests of such employees with those of our shareholders. Our board of directors has recommended that our stockholders approve the Amended 2014 Plan because it believes, after consulting with Pay Governance, that it would be in the best interests of us and its shareholders to have a plan with a sufficient number of shares available for new awards.

If the shareholders vote to approve the Amended 2014 Plan at the Annual Meeting, the Amended 2014 Plan will be immediately effective on June 9, 2022. If the Amended 2014 Plan is not approved by our shareholders, then the Amended and Restated 2014 Plan will remain in effect with any shares previously authorized under the Amended and

Restated 2014 Plan remaining available for future awards under the Amended and Restated 2014 Plan, together with shares added by operation of the annual “evergreen” provision of the Amended and Restated 2014 Plan.

Background of the Amended 2014 Plan

At the time our board of directors and stockholders approved the Amended and Restated 2014 Plan in June 2018, we believed that the shares of our common stock available for issuance under the Amended and Restated 2014 Plan would allow us to provide adequate equity compensation to current and future employees based on internal forecasts for three years. The Amended and Restated 2014 Plan initially provided for the issuance of up to an aggregate of 222,772 shares of our common stock, which was subsequently increased to 392,150 pursuant to the annual “evergreen” provision in the Amended and Restated 2014 Plan.

In connection with our plans to commercialize Twirla and the execution of our business plan, our compensation committee and our board of directors, in consultation with Pay Governance, conducted an extensive analysis and assessment of our compensation arrangements. As a result of such analysis and assessment, our compensation committee and board of directors determined that additional shares of our common stock are needed under the Amended and Restated 2014 Plan in order to make future grants of long-term equity incentive compensation to our current and future employees, and to our executives, consultants and directors in connection with performance incentives related to our plans to commercialize Twirla and execute our business plan. In light of such determination, our compensation committee and board of directors undertook a comprehensive review of the Amended and Restated 2014 Plan in order to consider and propose additional amendments providing for an appropriate increase to the aggregate number of shares authorized for issuance under the 2014 Plan and to incorporate any other changes that our board of directors determines to be advisable as a result of such review. Based on such review, our board of directors approved, subject to stockholder approval, the Amended 2014 Plan. The Amended 2014 Plan provides for an increase of 375,000 shares to the aggregate number of shares available for issuance under the Amended and Restated 2014 Plan. Accordingly, an aggregate number of 767,150 shares will be available for issuance under the Amended 2014 Plan, inclusive of shares subject to awards issued under the Amended and Restated 2014 Plan that remain outstanding as of April 29, 2022. Additionally, the board determined to eliminate the annual “evergreen” provision from the 2014 Amended Plan.

In determining the amount of the increase to our share reserve under the Amended 2014 Plan, our board of directors and compensation committee, in consultation with Pay Governance, considered a number of factors, including the following:

●	Shares Available for Grant. Currently, a maximum of 392,150 shares of our common stock may be granted under the Amended and Restated 2014 Plan. As of April 29, 2022, 32,769 shares remained available for grant under the Amended and Restated 2014 Plan, which is the sole equity compensation plan under which we currently grant equity awards. The proposed Amended 2014 Plan would increase the number of shares available for grant under the 2014 Plan by 375,000 shares, bringing the total that will remain available to be granted under the Amended 2014 Plan to 767,150 shares. As of April 29, 2022, no benefits or amounts relating to the additional 375,000 shares have been received by, or allocated to, any individuals.
●	Shares Outstanding. As of April 29, 2022, under the Amended and Restated 2014 Plan there were: (i) 305,693 shares subject to outstanding options, with a weighted average exercise price of $96.80 and a weighted average remaining term of 7.26 years, and (ii) 6,559 shares subject to outstanding restricted stock units.
●	Overhang. As of April 29, 2022, our overhang is 7.8%. For this purpose, we calculated overhang as (i) 305,693 shares subject to outstanding options under the Amended and Restated 2014 Plan, plus (ii) 6,559 shares subject to outstanding restricted stock units under the Amended and Restated 2014 Plan, divided by (a) 3,668,546, which is the total outstanding shares of our common stock as of April 29, 2022, plus (b) 312,253 which is the total shares underlying outstanding options and restricted stock units under the Amended and Restated 2014 Plan.

●	Burn Rate. Burn rate measures our usage of shares for the Amended and Restated 2014 Plan as a percentage of the total outstanding shares of our common stock. For the years ended December 31, 2021 and 2020, our burn rates were 3.0% and 3.2%, respectively. The rates were calculated by dividing the number of options and restricted stock units that were granted during each year by the weighted average number of shares outstanding during that year. Our average annual burn rate of 3.1% over this period were each within Institutional Shareholder Services Inc., or ISS, guidelines for the Pharmaceuticals and Biotechnology Industry for Russell 3000 and Non-Russell 3000 companies.
●	Forecasted Grants. Our board of directors anticipates that the proposed share increase under the Amended 2014 Plan, based on currently projected share use, will be sufficient for the granting of equity awards under the Amended 2014 Plan for approximately two years. The forecasted projected share use assumes we will grant options and restricted stock units (less cancellations and forfeitures) based on our historical averages, adjusted for the expected growth in our business. including adding employees to support the continued commercialization of Twirla and the execution of our business plan. Despite the projected share use described above, future circumstances and business needs, such as higher than expected headcount increases to commercialize Twirla, the development efforts for our other potential product candidates, changes in the growth of our business, and any activities relating to in-licensing of product candidates or acquisitions, may result in a significant increase in projected options or restricted stock unit grants under the Amended 2014 Plan.

It is also imperative that we continue to make additional long-term equity incentive awards to our employees, including our executive officers, consultants and directors. If the Amended 2014 Plan is not approved, we will be limited in our ability to issue future equity awards and thereby incentivize employees, consultants and directors or attract new employees, consultants and directors to accomplish our proposed commercial objectives.

In addition to the foregoing changes, based on the review of the 2014 Plan by our compensation committee and our board of directors, the Amended 2014 Plan includes elimination of the annual “evergreen” provision.

A summary of the essential features of the Amended 2014 Plan is set forth below. This summary is subject to and qualified in its entirety by the full text of the Amended 2014 Plan, which is attached to this Proxy Statement as Appendix A.

Description of the Amended 2014 Plan

Share Reserve. The share reserve will be 767,150 shares.

Incentive Programs. Our Amended 2014 Plan is divided into three separate incentive compensation components:

●	the discretionary grant program under which eligible individuals in our employ or service may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of such common stock;
●	the stock issuance program under which eligible individuals may be issued shares of our common stock, without the payment of a cash issuance price, pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards which vest upon the attainment of pre- established performance objectives and/or the completion of a designated service period; and
●	the incentive bonus program under which eligible individuals may earn cash bonus awards tied to the attainment of pre-established performance objectives.

Limitations. The Amended 2014 Plan will impose the following limitations on the size of the awards which may be made on a per participant basis:

●	No one person may receive stock options and stand-alone stock appreciation rights for more than 37,500 shares of our common stock in the aggregate per calendar year;
●	No one person may receive stock-based awards (other than stock options and stand-alone stock appreciation rights) for more than 37,500 shares of our common stock in the aggregate per calendar year; and
●	The maximum dollar amount for which a participant may receive awards denominated in dollars will be limited to $1,500,000 in the aggregate per calendar year.

In addition, the Amended 2014 Plan will limit the amount of awards any individual director can receive in one year to $750,000.

In addition, the maximum number of shares of our common stock that may be issued under our Amended 2014 Plan pursuant to stock options intended to qualify as incentive stock options under the federal tax laws may not exceed 767,150 shares.

Eligibility. Officers and employees, non-employee members of our board of directors and independent consultants, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established) are eligible to participate in the Amended 2014 Plan. As of April 29, 2022, approximately 29 employees and 8 non-employee directors were eligible to receive awards under the Amended 2014 Plan. While consultants and advisors are eligible to receive awards under the Amended 2014 Plan, we do not currently anticipate issuing awards to consultants or advisors on a regular basis.

Administration. The compensation committee of our board of directors has the exclusive authority to administer the plan with respect to awards made to our executive officers and non-employee board members and also has the authority to make awards under those programs to all other eligible individuals. However, our board of directors may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the compensation committee to make awards under those programs to individuals other than our executive officers and non-employee board members. We refer to the particular entity carrying out its authorized administrative functions under the Amended 2014 Plan, whether the compensation committee, the board of directors, or a secondary committee, as the plan administrator. The plan administrator will determine which eligible individuals are to receive awards under those programs, the time or times when those awards are to be made, the number of shares subject to each such award, the applicable vesting, exercise and settlement schedules for each such award, the maximum term for which such award is to remain outstanding and the cash consideration (if any) payable per share.

Plan Features. Our Amended 2014 Plan includes the following features:

●	The exercise price for options and stock appreciation rights will not be less than the fair market value per share of our common stock on the grant date. No stock option or stock appreciation right will have a term in excess of ten years, and each grant will be subject to earlier termination following the recipient’s cessation of service with us. The grants will generally vest and become exercisable in installments over the recipient’s period of continued service. However, one or more awards may be structured so that those awards will vest and become exercisable only after the achievement of pre-established performance objectives.

●	Two types of stock appreciation rights may be granted:
1.	Tandem rights, which provide the holders with the election to surrender their outstanding options for an appreciation distribution from us equal to the excess of (i) the fair market value of the vested shares subject to the surrendered option over (ii) the aggregate exercise price payable for those shares; and
2.	Stand-alone rights, which allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange a distribution from us in an amount equal to the excess of (i) the fair market value of the shares as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares.
●	The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may be paid in cash or shares of our common stock.
●	Under the stock issuance program, shares may be issued, without any cash payment required of the recipient, either as a stock bonus or pursuant to performance share awards, restricted stock or restricted stock unit awards or other stock-based awards, which entitle the recipients to receive the underlying shares upon the attainment of designated performance objectives and/or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting event.
●	Cash bonuses and performance units may be awarded under the incentive bonus program. Cash bonuses may be structured to vest and become payable upon the attainment of pre-established performance objectives and/or the completion of a designated service period. A performance unit will represent either (i) a unit with a dollar value tied to the level at which one or more pre-established performance objectives are attained or (ii) a participating interest in a special bonus pool funded on the basis of the levels at which the pre-established performance objectives are attained.
●	Performance objectives under the full value award and incentive bonus programs may be based on one or more of the following metrics: (i) revenue, organic revenue, net sales, or new-product revenue or net sales, (ii) achievement of specified milestones in the discovery and development of our technology or of one or more of our products and/or product candidates, (iii) achievement of specified milestones in the commercialization of one or more of our products, if approved (iv) achievement of specified milestones in the manufacturing of one or more of the our products and/or product candidates, (v) expense targets, (vi) share price, (vii) total shareholder return, (viii) earnings per share, (ix) operating margin, (x) gross margin, (xi) return measures (including, but not limited to, return on assets, capital, equity, or sales), (xii) productivity ratios, (xiii) operating income, (xiv) net operating profit, (xv) net earnings or net income (before or after taxes), (xvi) cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital), (xvii) earnings before or after interest, taxes, depreciation, amortization and/or stock-based compensation expense, (xviii) economic value added, (xix) market share, (xx) working capital targets, (xxi) achievement of specified milestones relating to corporate partnerships, collaborations, license transactions, distribution arrangements, mergers, acquisitions, dispositions or similar business transactions and (xxii) employee retention and recruiting and human resources management. Each performance objective tied to one of the listed metrics may be structured to provide for appropriate adjustments or exclusions for one or more of the following items: (A) asset impairments or write-downs; (B) litigation and governmental investigation expenses and judgments, verdicts and settlements in connection therewith; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) costs and expenses incurred in connection with mergers and acquisitions; (F) extraordinary or nonrecurring items; (G) bonus or incentive compensation costs and expenses, (H) items of income, gain, loss or expense attributable to the operations of any acquired or divested business, and (I) the impact of foreign currency fluctuations or changes in exchange rates.
●	The plan administrator will have the discretion to waive the vesting requirements for any outstanding awards under the stock issuance or incentive bonus programs as to which the applicable service-vesting requirements are not met or the applicable performance objectives are not attained. Such waiver will result in the immediate vesting of each affected award. However, in general, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of grant to qualify as performance-based compensation under Internal Revenue Code Section 162(m).
●	Dividend equivalent rights may be made under the Amended 2014 Plan. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock), which is made per issued and outstanding share of common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution or may be deferred to a later date. Payment may be made in cash or shares of our common stock. The actual terms and conditions governing such dividend equivalent rights will be established by the plan administrator at the time those rights are awarded; provided, however, that no dividend-equivalent units relating to restricted stock unit or share right awards subject to performance-vesting conditions shall vest or otherwise become payable prior to the time the underlying award (or portion thereof to which such dividend- equivalents units relate) vests upon the attainment of the applicable performance goals and shall accordingly be subject to cancellation and forfeiture to the same extent as the underlying award.
●	The Amended 2014 Plan includes the following change in control provisions which may result in the accelerated vesting of outstanding awards:
●	Immediately prior to a change in control, each outstanding stock option or stock appreciation right which is not to be assumed by the successor corporation or otherwise continued in effect will automatically vest in full on an accelerated basis. However, the plan administrator has the authority to grant stock options or stock appreciation rights which will immediately vest immediately prior to a change in control, even if those awards are to be assumed by the successor corporation or otherwise continued in effect.
●	The plan administrator also has complete discretion to structure one or more stock options or stock appreciation rights, so those awards will vest as to all the underlying shares in the event those awards are assumed or otherwise continued in effect but the individual’s service with us or the acquiring entity is subsequently terminated within a designated period following the change in control event.
●	Outstanding awards under the stock issuance or incentive bonus program may be structured so that those awards will vest immediately prior to a change in control or upon a subsequent termination of the individual’s service with us or the acquiring entity.
●	A change in control transaction will be deemed to occur should any of the following events occur: (i) we are acquired by merger or asset sale; (ii) any person or group of related persons becomes the beneficial owner of securities possessing more than fifty percent of the total combined voting power of all our outstanding securities or representing more than fifty percent of the aggregate market value of all our outstanding capital stock; or (iii) there occurs certain changes in the composition of our board of directors.
●	In the event any change is made to the outstanding shares of our common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without our receipt of consideration or should the value of the outstanding shares of our common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the Amended 2014 Plan; (ii) the maximum number and/or class of securities by which the share reserve under the Amended 2014 Plan may increase automatically each calendar year; (iii) the maximum number and/or class of securities which may be issued under the Amended 2014 Plan pursuant to incentive stock options and the maximum number and/or class of securities by which that limitation automatically increases each calendar year; (iv) the maximum number and/or class of securities for which any one person may be granted stock options and stand-alone stock appreciation rights per calendar year; (v) the maximum number and/or class of securities for which any one person may be granted other stock-based awards per calendar year; (vi) the number and/or class of securities and the exercise price per share in effect for each outstanding stock option and stock appreciation right under the discretionary grant program; (vii) the number and/or class of securities subject to each outstanding full-value award under the stock issuance program and the cash consideration (if any) payable per share; and (viii) the number and/or class of securities subject to each outstanding award under the incentive bonus program denominated in shares of our common stock. These adjustments will be made in such manner as the plan administrator deems appropriate and will be binding on all persons with an interest in the Amended 2014 Plan or any outstanding award under the Amended 2014 Plan.
●	The plan administrator may provide for the automatic withholding of a portion of the shares otherwise issuable to participants in the Amended 2014 Plan to satisfy the withholding taxes to which they become subject in connection with the issuance, exercise or vesting of their awards under such plan. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of our common stock in payment of such withholding tax liability.
●	Subject to applicable law and regulations, the plan administrator may structure one or more awards under the plan so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes.
●	The plan administrator does not have the authority, without stockholder approval, to (i) implement cancellation/regrant programs pursuant to which outstanding options or stock appreciation rights under the Amended 2014 Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding options or stock appreciation rights under the Amended 2014 Plan with exercise or base prices per share in excess of the then current fair market value per share of our common stock for consideration payable in cash or in equity securities of the company or (iii) reduce the exercise or base price in effect for outstanding options or stock appreciation rights under the Amended 2014 Plan.
●	Unless sooner terminated by our board of directors or in connection with a change in control, the Amended 2014 Plan will terminate on May 21, 2024. However, any awards outstanding at the time of such plan termination will continue in force and effect in accordance with their existing terms.
●	Plan amendments will be subject to stockholder approval to the extent required by applicable law or regulation or the listing standards of the stock exchange on which our common stock is at the time primarily traded.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the Amended 2014 Plan. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code of 1986, as amended, or the Code, regarding nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below. This summary is limited to the United States federal income tax consequences to recipients of awards under the Amended 2014 Plan who are individual “U.S. Persons” as defined under the Code.

Incentive Stock Options. A participant in the Amended 2014 Plan will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonqualified Stock Options.” The difference between the exercise price of an incentive stock option and the fair market value of the stock obtained pursuant to such exercise will be taken into account in determining a participant’s alternative minimum tax liability.

A participant will have income upon the sale of the shares acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the shares. If a participant sells the shares more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the shares prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and, if the sales proceeds exceed the value of the shares on the date of exercise, all or a portion of the profit will be ordinary income and the portion (if any) by which the sales proceeds exceed the exercise date value of the stock will be capital gain. This capital gain will be long-term if the participant has held the shares for more than one year and otherwise will be short-term. If a participant sells the shares at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term. Long-term capital gains are subject to preferential rates of tax under the Code, whereas short-term capital gains are subject to the rates applicable to ordinary income (currently a maximum of 37% for taxable years beginning in 2018 through 2025).

Nonqualified Stock Options. A participant will not have income upon the grant of a nonqualified stock option. A participant will have compensation income upon the exercise of a nonqualified stock option equal to the value of the shares on the day the participant exercised the option less the exercise price. Upon sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the shares for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A participant will not have income upon the grant of a stock appreciation right. A participant generally will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any shares received. Upon the sale of the shares, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the shares for more than one year following the exercise of the stock appreciation right and otherwise will be short-term.

Restricted Stock Awards. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) election is made, then a participant will have compensation income equal to the value of the shares on the date of grant less the purchase price. When the shares are sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the shares on the date of grant. If the participant does not make an election under Section 83(b), then when the shares vest the participant will have compensation income equal to the value of the shares on the vesting date less the purchase price. When vested shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. In each case, any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Restricted Stock Units. A participant will not have income upon the grant of a restricted stock unit. When the restricted stock unit vests, the participant will have income on the vesting date in an amount equal to the fair market value of the shares on such date less the purchase price, if any. When the shares are sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the shares on the vesting date. Any capital gain or loss will be long-term if the participant held the shares for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the Amended 2014 Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Tax Consequences to us. There will be no tax consequences to us with respect to awards made under the Amended 2014 Plan, except that we will be entitled to a deduction when a participant has compensation income (or upon a disqualifying disposition of an incentive stock option). Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Outstanding Awards

The following table provides information as of December 31, 2021 with respect to the equity securities authorized for issuance under our Amended and Restated 2014 Plan:

Equity Compensation Plan Information

Number of
Securities
	to be Issued			Number of
	Upon Exercise of		Weighted Average	Securities
	Outstanding		Exercise Price of	Remaining Available
	Options,		Outstanding Options,	for Future Issuance
	RSUs, Warrants		Warrants	Under Equity
Plan Category	and Rights		and Rights(1)	Compensation Plans
Equity compensation plans approved by stockholders	267,518	(2)	$113.20	37,696
Equity Compensation plans not approved by stockholders	—		—	—
Total	267,518			37,696

(1)	Represents the weighted-average exercise price of outstanding stock options and does not include restricted stock units.
(2)	Consists of outstanding (i) options to purchase 259,186 shares of common stock and (ii) restricted stock units covering an aggregate of 8,332 shares of common stock. Shares in settlement of vested restricted stock units are deliverable within 30 days of the vesting date.

As of April 29, 2022, our named executive officers had the following number of options outstanding under the Amended and Restated 2014 Plan:

Outstanding Equity Awards

Named Executive Officer	Stock Options to Purchase shares of Common Stock
Al Altomari, Chairman and Chief Executive Officer	103,918
Geoffrey P. Gilmore, Sr. VP, General Counsel and Corporate Secretary	41,760
Paul Korner, Chief Medical Officer	13,704

All current executive officers as a group had stock options to purchase 211,529 shares of common stock under the Amended and Restated 2014 Plan. All current directors who are not executive officers as a group had stock options to purchase 29,174 shares of common stock and RSUs representing the right to receive 6,559 shares of common stock outstanding under the Amended and Restated 2014 Plan. All non-executive officer employees as a group had stock options to purchase 64,864 shares of common stock outstanding under the Amended and Restated 2014 Plan. No associates of our directors or executive officers have received options under the Amended and Restated 2014 Plan. No other person has received five percent or more of the outstanding awards issued under the Amended and Restated 2014 Plan. On April 27, 2022, the closing sales price of our common stock as reported on the Nasdaq Capital Market was $3.14 per share.

New Plan Benefits

We cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to participants under the Amended 2014 Plan because awards under the Amended 2014 Plan are discretionary. Whether future awards will be made will depend on compensation committee action, and the value of any future equity awards will ultimately depend on the future price of our stock, among other factors, and will be subject to such vesting conditions as the compensation committee determines from time to time. The following table sets forth information with respect to awards made in twelve months ended December 31, 2021 under the Amended and Restated 2014 Plan to our named executive officers, our executive officers as a group and our directors:

Name	Number of Stock Options (#)	Number of Restricted Stock Units (#)	Dollar Value ($)(1)
Al Altomari, Chairman and Chief Executive Officer	17,316	-	1,602,009
Geoffrey P. Gilmore, Sr. VP, General Counsel & Corporate Secretary	6,493	-	600,753
Paul Korner, Chief Medical Officer	4,329	-	400,502
All Executive Officers as a Group (5 persons)	40,043	-	3,704,643
All Non-Employee Directors as a group (7 persons)	6,913	5,666	646,763
All employees, excluding our Executive Officer, as a group (28 persons)	40,311	1,773	3,855,884

(1)	Reflects the grant date fair value determined in accordance with ASC 718. The assumptions made in these valuations are included in Note 11 of the Notes to the Annual Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2021.

Vote Required for Approval of this Proposal

The amendment to our Amended and Restated 2014 Incentive Compensation Plan to will be approved by the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote thereon at the Annual Meeting. Abstentions will be the equivalent of votes against this proposal and broker non-votes will not have an effect on the outcome of this proposal.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE AMENDED AND RESTATED 2014 INCENTIVE COMPENSATION PLAN

PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2022. Ernst & Young LLP has audited our financial statements since the fiscal year ended December 31, 2009. Our audit committee reviews the engagement of Ernst & Young LLP annually following completion of Ernst & Young LLP’s audit of the prior year’s financial statements. Our audit committee is directly responsible for the appointment, compensation, retention, oversight and termination of our independent auditors in accordance with Nasdaq listing standards. The audit committee also is responsible for the audit fee negotiations associated with the retention of Ernst & Young LLP. Under SEC rules and Ernst & Young LLP’s practice, the lead engagement audit partner, as well as the consulting partner, are each required to change every five years. Our audit committee interviewed and approved the audit partner.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Agile and its stockholders. At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

If this proposal does not receive the affirmative approval of a majority of shares present in person or represented by proxy and entitled to vote on the proposal, the audit committee would reconsider the appointment.

Principal Accounting Fees and Services

The following table sets forth all fees paid or accrued by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2021 and 2020:

	2021	2020
Audit Fees(1)	$635,000	$542,000
Audit‑Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$635,000	$542,000

(1)	Audit Fees: Consist of fees for professional services provided by Ernst & Young LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are normally provided in connection with registration statements, including our 2021 and 2020 public offerings of common stock in connection with our shelf registration statements. Included in the 2021 audit fees are $150,000 of fees billed in connection with our public offering of common stock. Included in the 2020 audit fees are $70,000 of fees billed in connection with our public offering of common stock
(2)	Audit-Related Fees: Consist of fees for professional services that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax Fees: Consist of fees for professional services in connection with tax compliance, tax planning, and tax advice, including foreign tax return preparation and requests for rulings or technical advice from tax authorities.

(4)	All Other Fees: Consist of the aggregate fees billed for products and services provided, other than the services reported as Audit Fees, Audit-Related Fees or Tax Fees.

Pre-Approval of Audit and Non-Audit Services

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our audit committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our audit committee (or the chair if such approval is needed on a time urgent basis) generally pre-approves of all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF
THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 14, 2022 (except as otherwise noted) for:

●	based on reports filed with the SEC, each person, or group of persons, who beneficially owns more than five percent (5%) of our common stock;
●	each of our named executive officers;
●	each of our directors; and
●	all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 3,666,546 shares of common stock outstanding at April 14, 2022. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options or warrants held by that person or entity that are currently exercisable or that will become exercisable or releasable within 60 days of April 14, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Agile Therapeutics, Inc., 500 College Road East, Suite 310, Princeton, New Jersey 08540.

	Number of Shares
	Beneficially	Percentage of Shares
Name of Beneficial Owner(1)	Owned	Beneficially Owned
5% or Greater Stockholders
Perceptive Advisors LLC(2)	645,794	18.6%

Named Executive Officers and Directors
Al Altomari(3)	79,005	2.1%
Geoffrey P. Gilmore(4)	30,542	0.8%
Paul Korner(5)	3,083	*
Sharon Barbari(6)	1,724	*
Sandra Carson, M.D., FACOG(7)	1,724	*
John Hubbard, Ph.D., FCP(8)	6,796	*
Josephine Torrente	—	*
James P. Tursi(9)	6,796	*
Ajit Shetty, Ph.D.(10)	6,621	*
Seth H.Z. Fischer(11)	6,096	*
All current executive officers and directors as a group (12 persons)	177,822	4.7%

*            Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	This table is based upon information supplied by officers, directors and stockholders known by us to be beneficial owners of more than five percent of our common stock as well as Schedules 13G or 13D filed with the SEC. We have not independently verified such information. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe each of the stockholders named in this table has sole voting power with respect to the common stock indicated as beneficially owned. Applicable percentages are based on 3,668,546 shares outstanding on April 14, 2022.

(2)	Based on information provided by Perceptive Advisors LLC, in a Schedule 13D filed on February 14, 2022, reporting as of December 31, 2021, and includes 532,362 shares of common stock held by Perceptive Life Sciences Master Fund Ltd (the “Fund”), Perceptive Advisors LLC (the “Advisor”) and Mr. Joseph Edelman. These shares are held of record by the Fund. The Advisor serves as the investment manager of the Fund. Mr. Edelman is the managing member of the Advisor. As such, the Fund, the Advisor and Mr. Edelman may each be deemed to share voting and investment power over these shares. Also includes warrants to purchase 113,432 shares of common stock held by Perceptive Credit Holdings III, LP (the “Affiliate”), an affiliate of the Advisor. The address for each of the Fund, the Advisor, Mr. Edelman and the Affiliate is 51 Astor Place, 10th Floor, New York, NY 10003.
(3)	Includes (a) 14,343 shares of common stock owned by Mr. Altomari and (b) 64,662 shares of common stock that Mr. Altomari has the right to acquire from us within 60 days of April 14, 2022.
(4)	Includes (a) 2,032 shares of common stock owned by Mr. Gilmore and (b) 28,510 shares of common stock that Mr. Gilmore has the right to acquire from us within 60 days of April 14, 2022.
(5)	Includes (a) 0 shares of common stock owned by Mr. Korner and (b) 3,803 shares of common stock that Mr. Korner has the right to acquire from us within 60 days of April 14, 2022.
(6)	Includes (a) 223 shares of common stock owned by Ms. Barbari and (b) 1,501 shares of common stock that Ms. Barbari has the right to acquire from us within 60 days of April 14, 2022.
(7)	Includes (a) 223 shares of common stock owned by Dr. Carson and (b) 1,501 shares of common stock that Dr. Carson has the right to acquire from us within 60 days of April 14, 2022.
(8)	Includes (a) 783 shares of common stock owned by Dr. Hubbard and (b) 6,012 shares of common stock that Dr. Hubbard has the right to acquire from us within 60 days of April 14, 2022.
(9)	Includes (a) 783 shares of common stock owned by Dr. Tursi and (b) 6,012 shares of common stock that Dr. Tursi has the right to acquire from us within 60 days of April 14, 2022.
(10)	Includes (a) 958 shares of common stock owned by Dr. Shetty and (b) 5,662 shares of common stock that Dr. Shetty has the right to acquire from us within 60 days of April 14, 2022.
(11)	Includes (a) 783 shares of common stock owned by Mr. Fischer and (b) 5,312 shares of common stock that Mr. Fischer has the right to acquire from us within 60 days of April 14, 2022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the cash and equity compensation arrangements of our directors and named executive officers discussed above under “Management—Director Compensation” and “Executive Compensation,” the following is a description of transactions since January 1, 2021, to which we have been a party in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with or immediate family members of any of the foregoing, had or will have a direct or indirect material interest.

Employment Agreements

We have entered into employment agreements with certain of our executive officers. For more information regarding these agreements, see the section of this prospectus entitled “Executive Compensation.”

Equity Awards and Payments to Executive Officers and Directors

We have granted stock options to our executive officers and certain of our directors and paid fees to certain of our directors as more fully described in the section entitled “Management—Director Compensation” and “Executive Compensation.”

Loan Agreement

In February 2020, we entered into a Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP, or Perceptive, an affiliate of a beneficial holder of more than 5% of our capital stock, for a senior secured term loan credit facility of up to $35.0 million, or the Perceptive Credit Agreement. In February 2021, the Perceptive Credit Agreement was amended to add a fourth tranche of $10.0 million. A first tranche of $5 million was funded on execution of the Perceptive Credit Agreement. A second tranche of $15 million was funded as a result of the approval of Twirla by the FDA. Another $25.0 million will be available in two separate tranches upon the achievement of certain revenue milestones. The facility will be interest only until the third anniversary of the closing date. The interest rate on loans made under the Perceptive Credit Agreement is an annual rate equal to the London Interbank Offered Rate for one-month deposits (“LIBOR”) plus 10.25%, provided that LIBOR shall not be less than 1.5%. The Perceptive Credit Agreement provides for interest-only payments until the third anniversary of the closing date. As of April 14, 2021, we have not paid any amounts in principal and have paid approximately $2.7 million in interest since our entry into the Perceptive Credit Agreement, as amended.

As part of the Perceptive Credit Agreement, we issued Perceptive warrants to purchase 35,000 shares of Agile common stock. The per share exercise price for 17,500 shares is $149.60, which is equal to the 5-day volume weighted average exercise price, or 5 Day VWAP, as of the trading day immediately prior to closing. The per share exercise price for the remaining 17,500 shares of Agile common stock is $186.80, which is 1.25 times the 5 Day VWAP, as of the trading day immediately prior to closing. In connection with the amendment of the Perceptive Credit Agreement in February 2021, we issued Perceptive a warrant to purchase 11,250 additional shares of Agile common stock at an exercise price of $114.80 per share.

On January 7, 2022, we entered into a second amendment to the Perceptive Credit Agreement (the “Second Amendment”). The Second Amendment waives our obligations to comply with certain financial covenants relating to minimum revenue requirements through September 30, 2022 and to file financial statements along with our Annual Report on Form 10-K that are not subject to any “going concern” qualification. The effectiveness of the Second Amendment is conditioned upon the satisfaction of certain conditions, including the Company raising additional capital and prepaying a portion of its outstanding debt. On March 10, 2022, we entered into a third amendment to the Perceptive Credit Agreement (the “Third Amendment”). The Third Amendment waived the Company’s obligations to (1) comply with certain financial covenants relating to minimum revenue requirements through September 30, 2022, conditioned upon the satisfaction of certain conditions, including the Company raising additional capital and prepaying a portion of its outstanding debt by April 30, 2022 and (2) file financial statements along with its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 that are not subject to any “going concern” qualification.

Law Firm Fees

Ms. Torrente is a Director at the law firm of Hyman, Phelps & McNamara. We engage Hyman, Phelps & McNamara for certain legal services, and paid approximately $143,188 in fees to the law firm in the year ending December 31, 2021.

Review and Approval of Related Party Transactions

Our Audit Committee Charter requires that our Audit Committee review and approve or ratify transactions involving us and any executive officer, director, director nominee, 5% stockholder and certain of their immediate family members, also referred to herein as a related person. The policy and procedures cover any transaction involving a related person, also referred to herein as a related person transaction, in which the related person has a material interest, and which does not fall under an explicitly stated exception set forth in the applicable disclosure rules of the SEC.

A related person transaction will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. In considering related person transactions, the Audit Committee will consider any information considered material to investors and the following factors:

●	the related person’s interest in the transaction;
●	the approximate dollar value of the transaction;
●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the terms of the transaction are no less favorable to us than terms that we could have reached with an unrelated third party; and
●	the purpose and potential benefit to us of the transaction.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers to file reports of holdings and transactions in our equity securities with the SEC. As a practical matter, we assist our directors and officers by completing and filing these reports electronically on their behalf. We believe that our directors and officers timely complied with all such filing requirements during 2021, except that a Form 4 was filed on June 21, 2021 and was one (1) day late due to technical issues with Dr. Carson’s EDGAR codes.

AUDIT COMMITTEE REPORT

The information contained in the following report of Agile’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that Agile specifically incorporates it by reference.

Role of the Audit Committee

The audit committee operates under a written charter adopted by our board of directors. The audit committee of our board of directors oversees our accounting practices, system of internal controls, audit processes and financial reporting processes. Among other things, our audit committee is responsible for reviewing our disclosure controls and processes, and the adequacy and effectiveness of our internal controls. It also discusses the scope and results of the audit with our independent registered public accounting firm, reviews with our management and our independent registered public accounting firm our interim and year-end operating results and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. In addition, our audit committee has sole and direct responsibility for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. Significant related party transactions will be approved by our audit committee before we enter into them, as required by applicable rules and listing standards. A more detailed description of the functions and responsibilities of the audit committee can be found in Agile’s audit committee charter, published on the corporate governance section of Agile’s website at http://ir.agiletherapeutics.com/.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our independent registered public accounting firm is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.

Review of Audited Financial Statements for the Year Ended December 31, 2021

The audit committee has reviewed and discussed with Agile’s management and Ernst & Young LLP the audited financial statements of Agile Therapeutics, Inc. for the year ended December 31, 2021. The audit committee has also discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between our independent registered public accounting firm and audit committee.

The audit committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence from us.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Agile’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Submitted by the audit committee of the board of directors:

Sharon Barbari (Chair)

Seth H.Z. Fischer

John Hubbard, Ph.D., FCP

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Agile may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card in the envelope provided.

THE BOARD OF DIRECTORS

Princeton, NJ
April 29, 2022

VIEW MATERIALS & VOTE w SCAN TO C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/AGRX2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D84447-P72780 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AGILE THERAPEUTICS, INC. The Board of Directors recommends you vote FOR the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! !! 1. Election of Directors Nominees: 01) Sandra Carson, M.D., FACOG 02) Seth H.Z. Fischer 03) Josephine Torrente The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! ! ! ! 2. The approval, on a non-binding, advisory basis, of the 2021 compensation of our named executive officers. 3. Approve an Amendment to Agile Therapeutics, Inc.'s Amended and Restated 2014 Incentive Compensation Plan. 4. Ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D84448-P72780 AGILE THERAPEUTICS, INC. Annual Meeting of Stockholders June 9, 2022 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Geoffrey P. Gilmore and Dennis P. Reilly, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AGILE THERAPEUTICS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on June 9, 2022, via the internet at www.virtualshareholdermeeting.com/AGRX2022, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side